Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KAR AUCTION SERVICES, INC.

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders
June 4, 2019

April 24, 2019

Dear Fellow Stockholder:

Thank you for your continued investment in and support of KAR Auction Services, Inc. ("KAR" or the "Company"). You are cordially invited to attend KAR's 2019 annual meeting of stockholders, which will be hosted virtually. A virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You will be able to attend the 2019 annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KAR2019.

As a KAR stockholder, your vote is important. The matters to be acted upon are described in the notice of annual meeting of stockholders and the proxy statement. Even if you are planning to attend the virtual meeting, you are strongly encouraged to vote your shares in advance through one of the methods described in the proxy statement.

I am pleased to report that KAR had a very successful 2018. We grew revenue, adjusted EBITDA and gross profit and sold approximately 6.0 million vehicles. As an established market leader with an experienced management team, we believe we are well-positioned for continued growth with solid operating performance and disciplined capital investments.

We have a comprehensive capital allocation plan for increasing stockholder value. We are focused on return of capital to our stockholders and accretive investments in the business, including the acquisition of auctions and complementary capabilities in North America and internationally, expanding our data analytic capabilities, and enhancing our technology platform. We are proud that through share buybacks and dividends, in 2018 we returned approximately $338 million to stockholders and invested approximately $243 million in our business through capital expenditures and strategic acquisitions.

Thank you again for your continued support of KAR, our Board of Directors, our employees and our future.

Sincerely,

James P. Hallett

Chairman of the Board and
Chief Executive Officer

This proxy statement is dated April 24, 2019 and is first being distributed to stockholders on or about April 24, 2019.

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 4, 2019

Place:	Online at www.virtualshareholdermeeting.com/KAR2019

Admission:	To attend the 2019 annual meeting, visit www.virtualshareholdermeeting.com/KAR2019. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Items of Business:	Proposal No. 1: To elect each of the nine director nominees to the Board of Directors.
Proposal No. 2: To approve, on an advisory basis, executive compensation.
Proposal No. 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You are entitled to vote at the 2019 annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 11, 2019.

Voting by Proxy:	Whether or not you plan to virtually attend the 2019 annual meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail so that your shares can be voted at the 2019 annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 24, 2019 Carmel, Indiana	Rebecca C. Polak Chief Legal Officer and Secretary

Notice of Internet Availability of Proxy Materials for the Annual Meeting

The proxy statement for the 2019 annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2018, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report to stockholders on the Internet, visit our website, www.karauctionservices.com, and click on the "Financials" tab under "Investor Relations" on our homepage.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding KAR Auction Services, Inc.'s (the "Company," "KAR" or "KAR Auction Services") 2018 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 4, 2019

Location:	Online at www.virtualshareholdermeeting.com/KAR2019

Record Date:	Stockholders of record as of the close of business on April 11, 2019 are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2019 annual meeting of stockholders. On the record date, KAR Auction Services had 133,271,194 shares of common stock issued and outstanding.

NYSE Symbol:	KAR

Registrar and Transfer Agent:	American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS

Proposal		Our Board's Recommendation	Page
1.	Election of each of the nine director nominees.	FOR each director nominee	6
2.	Approval, on an advisory basis, of executive compensation.	FOR	24

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	FOR	57

1

BOARD NOMINEES (PAGES 7–12)

Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
Donna R. Ecton	72	2013	Yes	Chairman and Chief Executive Officer of EEI Inc.	CC (Chair), AC
James P. Hallett	66	2007	No	Chairman of the Board and Chief Executive Officer of KAR Auction Services, Inc.	—
Mark E. Hill	63	2014	Yes	Managing Partner of Collina Ventures, LLC and Chairman and Chief Executive Officer of Lumavate LLC	NCGC (Chair), RC
J. Mark Howell	54	2014	Yes	President and Chief Executive Officer of Conexus Indiana	RC (Chair), AC
Stefan Jacoby	61	—	Yes	Automotive Industry Consultant	—
Lynn Jolliffe	67	2014	Yes	Human Capital and Talent Management Consultant	CC, NCGC
Michael T. Kestner	65	2013	Yes	Building Products and Automotive Industry Consultant	AC (Chair), RC
John P. Larson*	56	2014	Yes	Chief Executive Officer of Bestop, Inc.	CC, RC
Stephen E. Smith	70	2013	Yes	Automotive Industry Consultant	AC, NCGC

* Lead Independent Director
** AC=Audit Committee; CC=Compensation Committee; RC=Risk Committee; NCGC=Nominating and Corporate Governance Committee

2

2018 BUSINESS HIGHLIGHTS

For the year ended December 31, 2018, the Company again delivered solid growth in volume of total vehicles sold, revenues, adjusted EBITDA and gross profit. Specific highlights for fiscal 2018 included:

Net revenue was up 9% to approximately $3.8 billion.

+ 7%	Total vehicles sold by ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") rose approximately 7% to 6.0 million units.

Gross profit increased approximately 11% to $1.6 billion.

Through share buybacks and dividends, in 2018 we returned approximately $338 million to stockholders and invested approximately $243 million in our business through capital expenditures and strategic acquisitions.

Achieved net income of $328.0 million.

Adjusted EBITDA* rose 7%
to $893.9 million.

*  Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in our Annual Report on Form 10-K for the year ended December 31, 2018 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

3

CORPORATE GOVERNANCE HIGHLIGHTS (PAGES 13–18)

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website, www.karauctionservices.com, by clicking on "Governance" under the "Investor Relations" tab.

Annual Elections: Our directors are elected annually for one-year terms.

Majority Voting: We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation should a majority of the votes cast not be in their favor.
Director and Committee Independence: Eight of our nine director nominees are independent, and all committees of our Board of Directors (the "Board") are comprised entirely of independent directors.
Executive Sessions: Our independent directors meet in executive session at each regularly scheduled Board meeting.

Lead Independent Director: We have a lead independent director who presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company's CEO and Chairman of the Board.
Gender Diversity: More than twenty percent of our Board is comprised of women.
Annual Board and Committee Evaluations: The Board and each committee evaluates its performance each year.
Robust Equity Ownership Requirements for Non-Employee Directors: The stock ownership guideline for our non-employee directors is five times their annual cash retainer.

Robust Equity Retention Requirements for Non-Employee Directors: All shares of our common stock granted to non-employee directors must be held for three years after vesting while serving as a director.

Robust Equity Ownership Requirements for Executive Officers: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and our CEO currently holds over 20 times his annual base salary. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.
Anti-Hedging and Pledging Policies: Our directors and executive officers are prohibited from hedging or pledging Company stock.

Annual management and CEO evaluation and succession planning review: Our Board conducts an annual evaluation and review of our CEO and each executive officer's performance, development and succession plan.

Board Risk Oversight: The Risk Committee assists the Board in its oversight of: (i) the principal business, financial, technology, operational and regulatory risks and other material risks and exposures of the Company; and (ii) the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Risk Committee provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board (in which case the Risk Committee may maintain oversight over such risks through the receipt of reports from such committees).

4

EXECUTIVE COMPENSATION (PAGES 25–55)

We maintain a compensation program structured to achieve a close connection between executive pay and Company performance. We believe that this strong pay-for-performance orientation has served us well in recent years. For more information regarding our named executive officer compensation, see "Compensation Discussion and Analysis" and the compensation tables that follow such section.

WHAT WE DO

✔
Stockholder alignment: We have demonstrated a trend of alignment between our total stockholder return ("TSR") performance and the compensation of our CEO, as shown in the chart on page 27.
✔
Independent Compensation Committee: All of the members of our Compensation Committee are independent under New York Stock Exchange ("NYSE") rules.
✔
Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.
✔
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of performance restricted stock units ("PRSUs").
✔
"Double-trigger" vesting provisions in equity award agreements: Beginning with the 2017 equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.
✔
Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.
✔
Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.
✔
Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for our CEO and one times base salary and target bonus for our other executive officers.
✔
Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and our CEO currently holds over 20 times his annual base salary. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON'T DO

✘
Allow dividends or dividend equivalents to be paid on unvested PRSUs: Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.
✘
Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.
✘
Allow hedging or pledging of the Company's securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.
✘
Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.
✘
Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.

5

ELECTION OF DIRECTORS: PROPOSAL NO. 1

DIRECTORS ELECTED ANNUALLY

Our Board has nominated the nine individuals named below to stand for election to the Board at the 2019 annual meeting. The Company's directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Each director's term will last until the 2020 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. Each director nominee must receive the affirmative vote of a majority of the votes cast in the election of directors at the 2019 annual meeting to be elected (i.e., the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" such nominee).

DIRECTOR INDEPENDENCE

The Board is responsible for determining the independence of our directors. Under the NYSE listing standards, a director qualifies as independent if the Board affirmatively determines that the director has no material relationship with us. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. In making independence determinations, the Board complies with NYSE listing standards and considers all relevant facts and circumstances. Based upon its evaluation, our Board has affirmatively determined that the following current directors and director nominees meet the standards of "independence" established by the NYSE: Todd F. Bourell, Donna R. Ecton, Mark E. Hill, J. Mark Howell, Stefan Jacoby, Lynn Jolliffe, Michael T. Kestner, John P. Larson and Stephen E. Smith. James P. Hallett, our CEO and Chairman of the Board, is not an independent director.

BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including third-party search firms, current Board members, management, stockholders and other persons, as it deems appropriate. The Nominating and Corporate Governance Committee has retained a third-party search firm to assist with identifying, screening and evaluating potential candidates.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. The Nominating and Corporate Governance Committee will consider the candidate against the criteria it has adopted, as further discussed below, in the context of the Board's then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board. Though the Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, the Nominating and Corporate Governance Committee generally evaluates such candidates in the same manner by which it evaluates director candidates recommended by other sources.

As detailed in both the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

6

All candidates are considered in light of the needs of the Board with due consideration given to the foregoing criteria. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings and the Company's annual meetings of stockholders.

In addition, a stockholder may nominate candidates for election as a director, provided that the nominating stockholder follows the procedures set forth in Article II, Section 5 of the Company's Second Amended and Restated By-Laws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. Deadlines for stockholder nominations for next year's annual meeting are included in the "Requirements, Including Deadlines, for Submission of Proxy Proposals" section on page 61.

An employment agreement entered into on February 27, 2012 between the Company and James P. Hallett, the Company's CEO and Chairman of the Board, provides that Mr. Hallett shall be entitled to serve as a member of the Board for so long as the employment agreement is in effect.

BOARD QUALIFICATIONS AND DIVERSITY

The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board review these factors, including diversity of gender, race, ethnicity, age, cultural background and professional experience, in considering candidates for Board membership.

INFORMATION REGARDING THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information is furnished with respect to each nominee for election as a director. All of the nominees, with the exception of Stefan Jacoby, are currently directors and were elected by the stockholders at last year's annual meeting. Mr. Jacoby was initially identified and recommended to the Nominating and Corporate Governance Committee as a potential nominee by a third-party search firm. Mr. Jacoby was subsequently recommended by the Nominating and Corporate Governance Committee to the Board for election as a director and the Board has nominated Mr. Jacoby to stand for election as a director at the 2019 annual meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to stand for election as a director, your proxies will have the authority and discretion to vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the 2019 annual meeting. The ages of the nominees are as of the date of the 2019 annual meeting, June 4, 2019.

7

Donna R. Ecton

Independent Director since December 2013 Age: 72 Current Board Committees: Compensation Committee (Chair) and Audit Committee

James P. Hallett

Director since April 2007 Age: 66 Chairman of the Board and Chief Executive Officer

Career Highlights

•

Chairman and Chief Executive Officer of EEI Inc., a management consulting firm she founded in July 1998 to provide private equity firms with due diligence and market and operational assessments of companies being considered for acquisition, as well as turnaround management of troubled portfolio companies.

• Director (1994 to 1998) and Chief Operating Officer (1996 to 1998) of PetsMart, Inc.
• Chief Executive Officer of a number of companies, including Business Mail Express, Inc. (1995 to 1996) and Van Houten North America Inc./Andes Candies Inc. (1991 to 1994).
• Held senior corporate management positions at Nutri/System, Inc., Campbell Soup Company and Nordemann Grimm, Inc.
• Began career in banking at Chemical Bank and Citibank N.A. in New York City, running the Upper Manhattan middle market lending business and midtown Manhattan's retail banks.
• Previous public company board of director positions have included Mellon Bank Corporation and Mellon Bank N.A., Mellon PSFS, H&R Block, Inc., Tandy Corporation, Barnes Group Inc. and Vencor, Inc.
• Elected to and served on the Harvard University's Board of Overseers.
• Member of the Council on Foreign Relations in New York City.
• Graduate of Wellesley College (BA) and the Harvard Graduate School of Business Administration (MBA).
Other Current Public Company Directorships: Director of CVR GP, LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008.
Other Public Company Directorships in Last Five Years: Former Director and Non-Executive Chairman of the Board of Body Central Corp. (2011 to 2014).
Skills and Qualifications

✓

More than 40 years of operational and management experience, including as a CEO, with established companies allows Ms. Ecton to provide to our Board insight into operations, marketing, finance, human resources and strategic planning.

✓ Experience in running multiple location businesses not only in the U.S., but also in Canada, the U.K. and Australia.
✓ Significant strategy and risk assessment experience developed in her roles as a management consultant and as a senior executive of multiple companies.
✓ Substantial financial experience gained in her roles as CEO, COO and other senior executive positions.
✓ Current and prior service on the board of directors of public companies, including several committee chair roles, provides additional perspective to our Board.

Career Highlights
• Chairman of the Company since December 2014 and Chief Executive Officer since September 2009.
• Chief Executive Officer and President of ADESA from April 2007 to September 2009, a wholly owned subsidiary of the Company.
• President of Columbus Fair Auto Auction, a large independent automobile auction located in Columbus, Ohio, from May 2005 to April 2007.

•

After selling his auctions to ADESA in 1996, Mr. Hallett held various senior executive leadership positions with ADESA between 1996 and 2005, including President and Chief Executive Officer of ADESA.

• Founded and owned two automobile auctions in Canada from 1990 to 1996.
• Graduate of Algonquin College.
• Managed and then owned a number of new car franchise dealerships for 15 years.
• Winner of multiple industry awards, including NAAA Pioneer of the Year in 2008 and the Ed Bobit Industry Icon award in 2018.
• Recognized as the EY Entrepreneur of the Year 2014 National Services Award Winner and one of Northwood University's 2015 Outstanding Business Leaders.
Skills and Qualifications
✓ Committed and deeply engaged leader with over 20 years of experience in key leadership roles throughout the Company and over 40 years of experience in the industry.

✓

As Chief Executive Officer, Mr. Hallett has a thorough and in-depth understanding of the Company's business and industry, including its employees, business units, customers and investors, which provides an additional perspective to our Board.

✓

Utilizes strong communication skills to guide Board discussions and keep our Board apprised of significant developments in our business and industry; including our risk management practices, strategic planning and development.

8

Mark E. Hill

Independent Director since June 2014 Age: 63 Current Board Committees: Nominating and Corporate Governance Committee (Chair) and Risk Committee

J. Mark Howell

Independent Director since December 2014 Age: 54 Current Board Committees: Risk Committee (Chair) and Audit Committee

Career Highlights

•

Managing Partner of Collina Ventures, LLC, a private investment company that invests in software and technology companies, since 2006; and Chairman and Chief Executive Officer of Lumavate LLC, a company that provides a platform for building cloud-based mobile applications, since November 2017.

• Co-founder and Chairman of Bluelock, LLC, a privately held infrastructure-as-a-service company, from 2006 to 2018.

•

Co-Founder, President and Chief Executive Officer of Baker Hill Corporation, a banking industry software and services business, from 1985 to 2006. Baker Hill Corporation was acquired by Experian PLC, a global information solutions company, in 2005.

• Graduate of the University of Notre Dame and Indiana University (MBA).
Other Public Company Directorships in Last Five Years: Lead Independent Director of Interactive Intelligence Group, Inc., a global software business, from 2005 to 2016.
Skills and Qualifications

✓

Significant executive leadership and management experience leading and owning a software and technology-based business provides our Board with expertise in technology, innovation, and strategic investments.

✓ Extensive experience as an investor and mentor to numerous early stage software and technology companies provides entrepreneurial perspective to the Board.

✓

Key leadership experience in numerous central Indiana business and community service organizations, including TechPoint, the Central Indiana Community Foundation, the Orr Fellowship and the local Teach For America board.

✓ Public company board experience, including serving as a lead independent director.

Career Highlights
• President and Chief Executive Officer of Conexus Indiana, Indiana's advanced manufacturing and logistics initiative sponsored by Central Indiana Corporate Partnership, Inc., since January 2018.

•

Chief Operating Officer of Angie's List, Inc., a publicly-traded, United States-based, leading consumer web services business connecting more than three million consumers to highly-rated local service providers via its online marketplace, from March 2013 to September 2017.

• President, Ingram Micro North America Mobility of Ingram Micro Inc., a technology distribution company, from 2012 to 2013.

•

President, BrightPoint Americas of BrightPoint, Inc., a distributor of mobile devices for phone companies, including Chief Operating Officer, Executive Vice President and Chief Financial Officer, from 1994 to 2012. BrightPoint, Inc. was sold to Ingram Micro Inc. in 2012.

• Vice President and Corporate Controller of ADESA from August 1992 to July 1994, now a wholly owned subsidiary of the Company.
• Audit Staff and Senior Staff at Ernst & Young LLP.
• Graduate of the University of Notre Dame (BBA in Accounting).
Skills and Qualifications
✓ Extensive senior leadership experience at internet-based and technology-driven companies provides valuable insight as an increasing amount of the Company's consigned vehicles are sold online.
✓ Provides unique, in-depth knowledge of ADESA and its industry as a former employee of ADESA.
✓ Substantial financial experience.
✓ Certified Public Accountant with experience in public accounting and public companies.

9

Stefan Jacoby

Independent Director Nominee Age: 61

Lynn Jolliffe

Independent Director since June 2014 Age: 67 Current Board Committees: Compensation Committee and Nominating and Corporate Governance Committee

Career Highlights
• Consultant in the automotive industry since January 2018.

•

Executive Vice President of General Motors Company, a multinational company that designs, manufactures and markets vehicles worldwide, and President of GM International Operations, from August 2013 to January 2018.

• Chief Executive Officer and President of Volvo Car Corporation, a multinational vehicle manufacturer and marketer, from August 2010 to October 2012.

•

Served in several capacities at Volkswagen AG, a multinational automotive manufacturing company, between 2004 and 2010, most recently serving as Chief Executive Officer and President of Volkswagen Group of America from 2007 to 2010 and as Executive Vice President of Group Marketing and Sales at Volkswagen AG from 2004 to 2007.

• Chief Executive Officer and President of Mitsubishi Motors Europe, the European headquarters of automotive manufacturer Mitsubishi Motors, from 2001 to 2004.
• Served in a variety of finance and leadership roles at Volkswagen AG from 1985 to 2001.
• Graduate of the University of Cologne, Germany.
Skills and Qualifications

✓

More than 30 years of broad international experience in the automotive industry, including senior management positions with global automakers in Germany, Japan, the Netherlands, Sweden, Singapore and the United States.

✓ Deep insights and understanding of the macro trends and technologies rapidly transforming the automotive industry, including mobility as a service and autonomous vehicles.

✓

Extensive knowledge of customer experience and retail structures. Expansive experience in finance, sales and marketing has given him a deep understanding of the impact of both areas on profitability and successful market growth.

✓

Strong leadership skills in managing and motivating people for establishing momentum for growth and change, building high performance teams in transformative periods and recruiting and retaining senior management.

Career Highlights
• Chief Executive Officer of Jolliffe Solutions, providing consulting in human capital and talent management since June 2015.
• Executive Vice President, Global Human Resources of Ingram Micro Inc., a technology distribution company, from June 2007 to June 2015.
– Vice President, Human Resources for the North America region from October 2006 to May 2007.
– Served as Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from August 1999 to October 2006.
• Served in various capacities, including Vice President and Chief Financial Officer with responsibility for human resources, at two Canadian retailers, including Holt Renfrew, from 1985 to 1999.
• Began career at Bell Canada and then moved to Bank of Montreal.
• Graduated from Queens University and University of Toronto (MBA).
Skills and Qualifications
✓ Extensive functional and leadership experience in finance, human resources and general management.
✓ Deep understanding of business drivers from the financial, operational and people perspective gained from experience in multiple industries across three continents.
✓ Diversity in viewpoint and international business experience as she has lived and worked in the U.S., Canada and abroad.
✓ Significant experience with executive compensation decisions, strategies and policies for the acquisition and development of employee talent.

10

Michael T. Kestner

Independent Director since December 2013 Age: 65 Current Board Committees: Audit Committee (Chair) and Risk Committee

John P. Larson

Lead Independent Director since June 2014 Age: 56 Current Board Committees: Compensation Committee and Risk Committee

Career Highlights
• Consultant in the building products and automotive industry since December 2015.
• Chief Financial Officer of Building Materials Holding Corporation, a building products company, from August 2013 to December 2015.
• Partner in FocusCFO, LLC, a consulting firm providing part time CFO services, from April 2012 to August 2013.
• Executive Vice President, Chief Financial Officer and a director of Hilite International, Inc., an automotive supplier of powertrain parts, from October 1998 to July 2011.
• Chief Financial Officer of Sinter Metals, Inc., a supplier of metal power precision components, from 1995 to 1998.
• Served in various capacities at Banc One Capital Partners, Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.
• Graduated from Southeast Missouri State University.
Skills and Qualifications
✓ Over 20 years as a CFO provides valuable experience and perspective as Chair of the Audit Committee.
✓ Brings experience as the former CFO of a large, United States based company which includes experience with complex capital structures and mergers and acquisitions.
✓ Extensive experience in financial analysis and financial statement preparation.
✓ Management experience in the automotive industry both domestically and internationally provides him with additional insight into financial and business matters that are important to the Company.
✓ Certified Public Accountant with experience in public accounting and public companies.

Career Highlights
• Chief Executive Officer of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since August 2015.

•

Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from January 2008 to January 2014 and prior to that as President and Chief Operating Officer from June 2007 to January 2008.

•

Served in a number of capacities at General Motors Company from 1986 to 2007, most recently serving as General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from January 2005 to May 2007 and as General Director of Finance (CFO) for U.S. Sales, Service and Marketing Operations from 2001 to 2004.

• Led General Motors Company's used car remarketing activity from 1999 to 2000.
• Graduated from Northern Illinois University and Purdue University (M.S., Management).
Skills and Qualifications

✓

Extensive business, management and operational experience as CEO in the automotive aftermarket and as a senior executive at one of the world's largest automakers, General Motors Company, provides him with perspective into the Company's challenges, operations, and strategic opportunities.

✓

Extensive experience in automotive remarketing, captive finance (GMAC), rental car program design and automotive dealer activities, as well as an in depth understanding of the overall automotive business, provide him a broad perspective on our industry and key customers.

✓

Extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis and risk management, that are valuable to the oversight of our business.

11

Stephen E. Smith

Independent Director since December 2013 Age: 70 Current Board Committees: Audit Committee and Nominating and Corporate Governance Committee

Career Highlights
• Consultant in the automotive industry since October 2012.

•

Senior Vice President, Financial Services of American Honda Finance Corporation (AHFC), a provider of financial services to automobile, motorcycle, marine and power equipment product dealers and their customers, from 1985 to October 2012 (including various other positions). Financial services included commercial lending, consumer lending and financing and vehicle service contracts. Started the consumer finance organization at AHFC.

• Served two terms as Chair of the Vehicle Finance Division for the American Financial Services Association. Member of the Financial Services Roundtable.
• Began career at Bullock's Dept. Stores, a division of Federated Department Stores. Held senior level positions in the credit card division and in store management.
• Member of the board of the directors of Carecredit Corporation, a privately-held consumer credit healthcare company, from 1996 to 2002.

•

Interim President of the California Council on Economic Education, a not-for-profit organization that provides training and educational materials to California teachers relating to economics and personal finance, from July 2013 to February 2014.

• Graduated from California State University, Northridge (BA, MBA).

Skills and Qualifications
✓ Over 25 years of extensive operational and management experience in the automotive industry with particular insight into the financing and leasing of vehicles.

✓

Significant expertise in creating, building and developing consumer and commercial finance business. Expertise in strategy development, sales and marketing, operating efficiency and performance improvement, customer satisfaction and loyalty, and talent management.

✓ Extensive experience in managing lease residual setting, vehicle remarketing, dealer inventory financing and vehicle service contracts.
✓ Considerable financial skill and expertise.

✓	The Board of Directors recommends a vote "FOR" the election of each of the foregoing nine nominees to the Board of Directors.

Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the nine director nominees named in this proxy statement and on the proxy card unless stockholders specify a contrary vote.

12

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

The Board oversees the Company's CEO and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. The Company's Corporate Governance Guidelines are available on our website, www.karauctionservices.com, by clicking on "Governance" under the "Investor Relations" tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission (the "SEC").

BOARD LEADERSHIP

Neither the Company's Second Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines require that the Company separate the roles of Chairman of the Board and CEO, and the Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board, or if the roles must remain separate. The Board believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

At present, the Board has chosen to combine the positions of CEO and Chairman of the Board and to appoint a Lead Independent Director. Our Board believes that having the same person serve in the roles of Chairman of the Board and CEO is appropriate for the Company at this time, as it fosters clear accountability, effective decision making and alignment on corporate strategy. Given Mr. Hallett's unparalleled knowledge of the industry and the Company, the Board believes Mr. Hallett is in the best position to focus the independent directors' attention on critical business matters and to speak for and lead both the Company and the Board. In addition, the Board believes that the appointment of a Lead Independent Director helps ensure that the Company benefits from effective oversight by its independent directors. Our Lead Independent Director presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company's CEO and Chairman of the Board. Our Lead Independent Director, Mr. Larson, has served on the Board since 2014 and has strong communication and leadership skills, as well as extensive knowledge about the Company's strategic objectives, the industry in which we operate, and the areas of strategic importance to the Company.

In connection with the appointment of a Lead Independent Director, the Board adopted a Lead Independent Director Charter, which sets forth a clear mandate with significant authority and responsibilities, including:

Board Meetings and Executive Sessions	• Has the authority to call meetings of the independent members of the Board, and calls and develops the agenda for executive sessions of the independent directors.
• Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.

Communications	• Serves as principal liaison on Board-wide issues among the independent directors and the Chairman and CEO and facilitates communication generally among directors.

Agendas	• Reviews, in consultation with the Chairman and CEO, the agenda for Board meetings.

Meeting Schedules	• Reviews, in consultation with the Chairman and CEO, the meeting schedules to assure there is sufficient time for discussion of all agenda items.
• Reviews, in consultation with the Chairman and CEO, information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

Communicating with Stockholders	• If requested by stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication.

Chairman and CEO Performance Evaluation and Board Governance	• Together with the Compensation Committee, conducts an annual evaluation of the Chairman and CEO, including an annual evaluation of his or her interactions with the independent directors.

Outside Advisors and Consultants

•

Recommends to the independent directors the retention of advisors and consultants who report directly to the Board, and, upon approval by the independent directors, retains such advisors and consultants.

13

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The Board held ten meetings during 2018. All of the incumbent directors attended at least 75% of the meetings of the Board and Board committees on which they served during 2018. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of our directors attended last year's annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

In 2018, the Board maintained four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on our website, www.karauctionservices.com, by clicking on the "Governance" tab under "Investor Relations" on our homepage. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC. The following table sets forth the current membership of each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Todd F. Bourell*
Donna R. Ecton		(Chair)
James P. Hallett**
Mark E. Hill			(Chair)
J. Mark Howell				(Chair)
Lynn Jolliffe
Michael T. Kestner	(Chair)
John P. Larson***
Stephen E. Smith

* Mr. Bourell is not standing for re-election at the 2019 annual meeting.
** Chief Executive Officer and Chairman of the Board
*** Lead Independent Director

A description of each Board committee is set forth below.

Audit Committee

Meetings Held in 2018: Nine

Primary Responsibilities: Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs (including our Code of Business Conduct and Ethics) and significant tax, legal and regulatory matters; reviews and approves related person transactions; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Independence: Each member of the Audit Committee is "financially literate" under the rules of the NYSE, and each of Messrs. Howell and Kestner and Ms. Ecton has been designated as an "audit committee financial expert" as that term is defined by the SEC. In addition, the Board has determined that each member of the Audit Committee meets the standards of "independence" established by the NYSE and is "independent" under the independence standards for audit committee members adopted by the SEC.

14

Compensation Committee

Meetings Held in 2018: Eight

Primary Responsibilities: The Compensation Committee reviews and recommends policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of equity and other awards under our equity plans.

Independence: All of the members of the Compensation Committee are independent under the NYSE rules (including the enhanced independence requirements for compensation committee members).

Nominating and Corporate Governance Committee

Meetings Held in 2018: Four

Primary Responsibilities: The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating and Corporate Governance Committee also reviews non-employee director compensation on an annual basis and makes recommendations to the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters.

As required by the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee oversees an annual evaluation process of the Board and each committee of the Board. The evaluation process includes a self-evaluation by the Board and each committee. Once the evaluation process is complete, the results are discussed by the full Board and each committee, as applicable, and changes in practices or procedures are considered and implemented as appropriate. The Nominating and Corporate Governance Committee also utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees. The Lead Independent Director also conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board, committee and individual director performance and suggestions for improvement. In addition, each Board member completes an evaluation of each other Board member.

The Nominating and Corporate Governance Committee periodically reviews the format of the evaluation process to ensure that actionable feedback is solicited on the operation of the Board and director performance.

Independence: All of the members of the Nominating and Corporate Governance Committee are independent under the NYSE rules.

Risk Committee

Meetings Held in 2018: Four

Primary Responsibilities: The Risk Committee assists the Board in its oversight of (i) the principal business, financial, technology, operational and regulatory risks, and other material risks and exposures of the Company and (ii) the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Risk Committee also provides oversight for matters specifically relating to cyber security and other risks related to information technology systems and procedures. The Risk Committee also oversees the Company's enterprise risk management ("ERM") program and has direct oversight over certain risks within the ERM framework.

Independence: All of the members of the Risk Committee are independent under the NYSE rules.

15

BOARD OF DIRECTORS' RISK OVERSIGHT

Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its committees. Oversight of the Company's risks is carried out by the Board as a whole and by each of its various committees. The Risk Committee provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board. Even when the oversight of a specific area of risk has been delegated to another committee, the Risk Committee may maintain oversight over such risks through the receipt of reports from the committee chairs to the Risk Committee. The Board maintains oversight over such risks through the receipt of reports from the Chairman of the Risk Committee and from the other committees at each regularly scheduled Board meeting. The Risk Committee and other committee reviews occur principally through the receipt of reports from management and third parties on these areas of risk, and discussions with management and third parties regarding risk assessment and risk management.

At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt covenants and credit rating, if any. The president of each primary business unit provides information relating to strategic, operational and competitive risks. Finally, the Company's Chief Legal Officer provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, if any, including environmental updates and the Company's continuing compliance with applicable laws and regulations. At each regularly scheduled Board meeting, the Board also receives reports from the Chairman of the Risk Committee as well as other committee chairs, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board. As noted above, in addition to these regular reports, the Risk Committee receives reports on specific areas of risk such as regulatory, cyclical or other risks and reports to the Board on these matters.

The Board's leadership structure, through its committees, also supports its role in risk oversight. In general, the committees oversee the following risks:

  •
  Audit Committee: The Audit Committee maintains initial oversight over risks related to (i) the integrity of the Company's financial statements; (ii) internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); (iii) the performance of the independent registered public accounting firm; and (iv) ethics and related issues arising from the Company's whistleblower hotline.

  •
  Compensation Committee: The Compensation Committee maintains oversight over risks related to the Company's compensation programs and practices.

  •
  Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board, notably director succession, composition of the Board and the principal policies that guide the Company's governance.

  •
  Risk Committee: The Risk Committee maintains oversight over the Company's enterprise-level risks generally and specifically with respect to cyber security and information technology systems and procedures as noted above.

16

CORPORATE GOVERNANCE DOCUMENTS

The Board has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Committee Charters	Apply to the following Board committees, as applicable: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee.
Lead Independent Director Charter	Sets forth a clear mandate and significant authority and responsibilities for the Lead Independent Director.

We expect that any amendment to or waiver of the codes of ethics that apply to executive officers or directors will be disclosed on the Company's website. The foregoing documents are available on our website, www.karauctionservices.com, by clicking on the "Governance" tab under "Investor Relations" on our homepage and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2018, Messrs. Bourell and Larson and Mmes. Ecton and Jolliffe served as members of the Compensation Committee. None of our executive officers serve, or in fiscal year 2018 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during fiscal year 2018 are now or were previously an officer or employee of the Company or its subsidiaries.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company's Chief Legal Officer at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. Our Chief Legal Officer reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence.

The Audit Committee has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other relevant matters.

17

EXECUTIVE SESSIONS

The independent directors of the Company meet in executive session at every regularly scheduled Board meeting. The Company's Corporate Governance Guidelines state that the Chairman of the Board (if an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board or the Lead Independent Director, as applicable. Currently, Mr. Larson, our Lead Independent Director, presides at the executive sessions of our independent directors.

18

DIRECTOR COMPENSATION

We use a combination of cash and stock based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews director compensation annually, assisted periodically by an independent compensation consultant (most recently by ClearBridge Compensation Group LLC ("ClearBridge") in October 2018). Based in part on the independent compensation consultant's most recent review of our director compensation program and those of the 17 companies in our proxy comparator group (also used in executive compensation benchmarking), the Nominating and Corporate Governance Committee recommended, and the Board approved, the following changes to our director compensation program to better align it with market practices: (i) annual stock retainer increased to $130,000, effective June 2019 (and will vest after one year as opposed to one-fourth vesting quarterly); (ii) Audit Committee chair fee increased to $25,000, effective February 2019; and (iii) Audit Committee membership fee of $7,500 implemented, effective February 2019. There previously had been no increases in compensation paid to our directors since 2016. In setting director compensation, we consider various factors including market comparison studies and trends (such as the most recent review in October 2018), the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Nominating and Corporate Governance Committee utilized a balance of cash and equity, with the majority of the compensation delivered through equity grants. Directors who also serve as employees of the Company do not receive payment for service as directors.

CASH AND STOCK RETAINERS

Non-employee directors who served for the entirety of 2018 received:

Components of Director Compensation Program For 2018 Service	Annual Amount	Form of Payment(1)

Annual Cash Retainer(2)	$85,000	Cash
Annual Stock Retainer(3)	$115,000	Restricted Stock
Lead Independent Director Fee	$30,000	Cash
Audit and Compensation Committee Chair Fee	$20,000	Cash
Nominating and Corporate Governance and Risk Committee Chair Fee	$10,000	Cash

(1)
May elect to receive annual cash retainer in shares of our common stock.

(2)
One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter.

(3)
Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings, committee meetings and Board education events.

19

DIRECTORS DEFERRED COMPENSATION PLAN

Our Board adopted the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the "Director Deferred Compensation Plan") in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Non-employee directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The Director Deferred Compensation Plan provides that the amount of cash in a director's deferred cash account, plus the number of shares of our common stock equal to the number of shares in the director's deferred share account, will be delivered to a director in installments over a specified period or within 60 days following the date of the director's departure from the Board, with cash being paid in lieu of any fractional shares.

DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted by the Company for at least three years post-vesting while serving as a director, subject to certain exceptions approved by the Nominating and Corporate Governance Committee.

The Company's stock ownership guideline requires each non-employee director to own a minimum of five times his or her annual cash retainer amount in shares of Company stock. All non-employee directors are in compliance with this stock ownership guideline.

DIRECTOR COMPENSATION PAID IN 2018

The following table provides information regarding the fiscal 2018 compensation paid to our non-employee directors:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Todd F. Bourell	$85,000	$115,025	$200,025
Donna R. Ecton	$105,000	$115,025	$220,025
Mark E. Hill	$95,000	$115,025	$210,025
J. Mark Howell	$95,000	$115,025	$210,025
Lynn Jolliffe	$85,000	$115,025	$200,025
Michael T. Kestner	$105,000	$115,025	$220,025
John P. Larson	$115,000	$115,025	$230,025
Stephen E. Smith	$85,000	$115,025	$200,025

(1)
The amounts represent the $85,000 annual cash retainer paid to each non-employee director, plus an additional $30,000 paid to the Lead Independent Director, an additional $20,000 paid to the Chairman of the Audit Committee and the Chairman of the Compensation Committee and an additional $10,000 paid to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Risk Committee.

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of shares of restricted stock awarded to each non-employee director as an annual stock retainer. All non-employee directors received 2,140 shares of restricted stock as an annual stock retainer in June 2018. Pursuant to the Director Deferred Compensation Plan, Messrs. Bourell, Hill, Howell, Kestner and Larson and Ms. Ecton each elected to receive 100% of his or her annual stock retainer in a deferred share account.

Mr. Hallett was not entitled to receive any fees or other compensation for serving as a member of our Board in 2018 because he was employed by the Company.

20

OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS

The following table sets forth information regarding the number of unvested or deferred shares of our common stock held by each non-employee director as of December 31, 2018:

Name	Unvested Shares and Dividend Equivalents(1)	Deferred Phantom Shares and Dividend Equivalents(2)
Todd F. Bourell	1,082	9,837
Donna R. Ecton	1,082	15,369
Mark E. Hill	1,082	13,446
J. Mark Howell	1,082	11,249
Lynn Jolliffe	1,070	6,498
Michael T. Kestner	1,082	12,603
John P. Larson	1,082	9,736
Stephen E. Smith	1,070	8,421

(1)
This number represents unvested shares of restricted stock and, for those directors who deferred, unvested phantom stock and dividend equivalents.

(2)
This number represents vested phantom stock and dividend equivalents which are deferred in each director's account pursuant to the Director Deferred Compensation Plan. These shares will be settled for shares of our common stock on a one-for-one basis.

21

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 11, 2019 of: (1) each person or entity who owns of record or beneficially owns 5% or more of any class of the Company's voting securities of which 133,271,194 shares of common stock were outstanding as of April 11, 2019; (2) each of our directors, director nominees and named executive officers; and (3) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 133,271,194 shares of our common stock outstanding as of April 11, 2019, rather than the percentages set forth in any stockholder's Schedule 13D or Schedule 13G filing. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
The Vanguard Group(3)	13,295,682	9.98%
T. Rowe Price Associates, Inc.(4)	8,391,117	6.30%
BlackRock, Inc.(5)	7,337,570	5.51%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
Todd F. Bourell	11,074	*
Donna R. Ecton	16,684	*
Donald S. Gottwald	38,604	*
James P. Hallett(6)	517,837	*
John C. Hammer	1,830
Mark E. Hill(7)	45,234	*
J. Mark Howell	12,506	*
Stefan Jacoby	—	—
Lynn Jolliffe	14,280	*
Michael T. Kestner	19,802	*
John P. Larson	10,971	*
Eric M. Loughmiller(6)	274,046	*
Rebecca C. Polak(6)	92,364	*
Stephen E. Smith	16,230	*
Executive officers, directors and director nominees as a group (20 persons)(8)	1,472,050	1.10%

* Less than one percent

(1)
The number of shares includes shares of our common stock subject to vesting requirements and options exercisable within 60 days of April 11, 2019.

(2)
Shares subject to options exercisable within 60 days of April 11, 2019 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G/A filed by The Vanguard Group on March 11, 2019. According to this Schedule 13G/A, The Vanguard Group has sole voting power with respect to 73,904 shares, sole dispositive power with respect to 13,218,488 shares, shared voting power with respect to 16,581 shares and shared dispositive power with respect to 77,194 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

22

(4)
Based solely on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2019. According to this Schedule 13G/A, T. Rowe Price Associates, Inc. has sole voting power with respect to 3,132,887 shares, sole dispositive power with respect to 8,391,117 shares, and no shared voting or dispositive power. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
Based solely on information disclosed in a Schedule 13G filed by BlackRock, Inc. on February 8, 2019. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 6,596,193 shares, sole dispositive power with respect to 7,337,570 shares, and no shared voting or dispositive power. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Includes the following shares of our common stock issuable pursuant to options that are exercisable within 60 days of April 11, 2019: Mr. Hallett, 194,404; Mr. Loughmiller, 97,204; and Ms. Polak, 34,996.

(7)
Includes 800 shares held in a family member's brokerage account, over which Mr. Hill holds a power of attorney. Mr. Hill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)
Includes an aggregate of 496,604 shares of our common stock issuable pursuant to options that are exercisable within 60 days of April 11, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires KAR Auction Services' directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2018, except that (1) due to a clerical error, Mr. Hallett filed one Form 4 late to report two tax withholding transactions that occurred on December 5, 2018, and (2) due to a technical issue with filing codes caused by a third-party clerical error, Ms. Ecton filed one Form 4 late to report one stock acquisition transaction resulting from the reinvestment of dividends that occurred on October 3, 2018.

23

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION: PROPOSAL NO. 2

PROPOSAL

In accordance with Section 14A of the Exchange Act and related SEC rules, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the "Compensation Discussion and Analysis" section beginning on page 25 and the compensation tables that follow such section. The Company seeks this non-binding advisory vote from its stockholders annually, pursuant to the results of the stockholders' vote at the Company's 2017 annual meeting of stockholders selecting such frequency.

Our executive compensation program includes certain "best practices" in governance and executive compensation, including the following:

  •
  Stockholder alignment: We have demonstrated a trend of alignment between our TSR performance and the compensation of our CEO.

  •
  Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.

  •
  Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to review our executive compensation program and practices.

  •
  Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of PRSUs.

  •
  Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

  •
  Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of an executive officer's incentive compensation in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.

  •
  Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the other executive officers.

  •
  Double-trigger vesting provisions in equity award agreements: Beginning with the 2017 equity grants, our equity awards permit accelerated vesting of assumed or replaced equity awards upon a change in control of the Company only if an executive experiences a qualifying termination of employment in connection with or following such change in control.

  •
  Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our named executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds over 20 times his annual base salary.

In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section and the compensation tables that follow. Because this vote is advisory, it will not be binding upon the Board; however, the Board and the Compensation Committee value our stockholders' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

✓	The Board of Directors recommends that you vote "FOR" the advisory vote to approve executive compensation.

Proxies solicited by the Board of Directors will be voted "FOR" the advisory vote to approve executive compensation unless stockholders specify a contrary vote.

24

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded and paid to the named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are:

Name	Title

James P. ("Jim") Hallett	Chief Executive Officer and Chairman of the Board
Eric M. ("Eric") Loughmiller	Executive Vice President and Chief Financial Officer
John C. ("John") Hammer	President of ADESA
Donald S. ("Don") Gottwald	Chief Operating Officer and Chief Strategy Officer*
Rebecca C. ("Becca") Polak	Chief Legal Officer and Secretary for KAR and President of TradeRev**
  *
  Effective February 18, 2019, Mr. Gottwald began serving as the Company's Chief Strategy Officer and President of Digital, Data and Mobility Solutions.

  **
  "TradeRev" is the assumed name for Nth Gen Software Inc.

This Compensation Discussion and Analysis is organized into six sections:

Executive Summary (pages 26–27)
Compensation Philosophy and Objectives (page 28)
The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (pages 28–29)
Elements Used to Achieve Compensation Philosophy and Objectives (pages 30–38)
Compensation Policies and Other Information (pages 38–40)
Results of Say on Pay Votes at 2018 Annual Meeting (page 40)

2018 Executive Compensation Highlights

  •
  Payouts based on Adjusted EBITDA performance in 2018 under our Annual Incentive Program (as subsequently defined) were at 92.83% of the target award amount for the named executive officers whose payout is based on the performance of KAR and 46.42% of the target award amount for the remaining named executive officer whose payout is based on the performance of KAR and ADESA. The Compensation Committee applied the MBO modifier (as subsequently defined) to the Annual Incentive Program 2018 payout, based on the Compensation Committee's review of the named executive officers' level of achievement of certain pre-established departmental, strategic or operational initiatives and objectives, which resulted in varying increases in payouts for each named executive officer based on their respective performance.

  •
  The 2016 PRSUs paid out at 117.1% of target based on strong Cumulative Operating Adjusted Net Income Per Share performance.

  •
  We continued our heavy focus on performance-based equity awards with 75% of our 2018 equity awards in the form of PRSUs that will pay out based on our Cumulative Operating Adjusted Net Income Per Share performance over a three-year measurement period.

These compensation highlights are discussed in more detail below.

25

EXECUTIVE SUMMARY

For the year ended December 31, 2018, the Company again delivered solid growth in volume of total vehicles sold, revenues, adjusted EBITDA and gross profit. Specific highlights for fiscal 2018 included:

Net revenue was up 9% to approximately $3.8 billion.

+ 7%	Total vehicles sold by ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") rose approximately 7% to 6.0 million units.

Gross profit increased approximately 11% to $1.6 billion.

Through share buybacks and dividends, in 2018 we returned approximately $338 million to stockholders and invested approximately $243 million in our business through capital expenditures and strategic acquisitions.

Achieved net income of $328.0 million.

Adjusted EBITDA* rose 7%
to $893.9 million.

*  Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in our Annual Report on Form 10-K for the year ended December 31, 2018 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

26

Our Executive Compensation Practices are Aligned with Stockholders' Interests

We maintain a compensation program structured to achieve a close connection between executive pay and Company performance. We believe that this strong pay for performance orientation has served us well in recent years.

WHAT WE DO

✓
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of PRSUs.

✓
Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.

✓
Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.

✓
Stockholder alignment: We have demonstrated a trend of alignment between our TSR performance and the compensation of our CEO, as shown in the chart below.

Fiscal Year	2013 YE	2014	2015	2016	2017	2018

CEO Pay ($000)		$4,808	$4,824	$5,078	$5,812	$6,138

Indexed TSR	100	121	133	158	193	187

✓
Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

✓
Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.

✓
Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the other executive officers.

✓
"Double-trigger" vesting provisions in equity award agreements: Beginning with the 2017 equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

✓
Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds over 20 times his annual base salary. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON'T DO

✗
Allow dividends or dividend equivalents to be paid on unvested PRSUs: Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.

✗
Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.
✗
Allow hedging or pledging of the Company's securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.

✗
Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.

✗
Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.

27

COMPENSATION PHILOSOPHY AND OBJECTIVES

We design and administer our executive pay programs to help ensure the compensation of our named executive officers is (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent into the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

  •
  align the interests of our executive officers with the interests of our stockholders so that our executive officers manage from the perspective of owners with an equity stake in the Company;

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies among all business units by aligning rewards with long-term, overall Company performance and stockholder value;

  •
  provide a significant percentage of total compensation through variable pay based on pre-established, measurable goals and objectives;

  •
  provide competitive upside opportunity without encouraging excessive risk-taking;

  •
  enhance our ability to attract and retain skilled and experienced executive officers; and

  •
  provide rewards commensurate with performance and with competitive market practices.

While the Company does not target any specific percentile positioning versus the market, the market median is used as a reference point but is not the sole determinant when making compensation decisions. Compensation decisions are made considering a number of factors including experience, tenure, sustained performance, specific requirements of roles relative to the market and individual and Company performance.

THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

Composition of the Compensation Committee. The Compensation Committee of our Board is comprised of Mmes. Ecton (Chairman) and Jolliffe and Messrs. Bourell and Larson.

Role of the Compensation Committee. The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.

Compensation Committee's Use of Market and Survey Data. Although KAR Auction Services is comprised of a unique mix of businesses and lacks directly comparable public companies, the Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. With assistance from its independent compensation consultant, ClearBridge, the Compensation Committee has developed a meaningful comparator group for the Company.

In order to confirm competitiveness of compensation, the Compensation Committee uses a combination of (i) survey data (cuts from the Aon Hewitt and Mercer general industry and service industry surveys); and (ii) proxy compensation data of a "proxy comparator group" in setting and adjusting compensation levels. In light of the lack of directly comparable companies for KAR Auction Services' business, as noted above, companies in the proxy comparator group were selected based on (i) a focus on service-oriented industries; (ii) similarly-sized revenue and market capitalization levels; (iii) comparable growth, profitability and/or market valuation profiles; and (iv) companies with which KAR Auction Services competes for executive talent. Where

28

possible, the Compensation Committee included companies that are in related or similar industries to the Company. Our proxy comparator group for 2018 has not changed from the comparator group we used in 2017.

Based on the recommendation of ClearBridge, the Compensation Committee used a proxy comparator group consisting of the following 17 companies in making 2018 compensation decisions:

2018 Proxy Comparator Group
Allison Transmission Holdings, Inc.	GATX Corp.	Stericycle, Inc.
Cintas Corporation	LKQ Corp.	Total System Services, Inc.
Copart, Inc.	MSC Industrial Direct Co. Inc.	Werner Enterprises, Inc.
CDK Global, Inc.	Old Dominion Freight Line Inc.	Westinghouse Air Brake Technologies Corporation
ebay Inc.	Pitney Bowes Inc.	Worldpay, Inc. (formerly known as Vantiv, Inc.)
Equifax Inc.	Sotheby's

The Compensation Committee viewed the proxy comparator group and market data as an important guide, but not as the sole determinant in making its decisions regarding 2018 compensation levels. The Compensation Committee also considered experience, tenure, sustained performance, specific requirements of roles relative to market and individual and Company performance.

Role of the Independent Compensation Consultant. The Compensation Committee used ClearBridge as its independent compensation consultant in 2018. ClearBridge provided (i) advice to the Compensation Committee with respect to the assessment of the Company's executive compensation practices; (ii) advice regarding the evaluation of long-term incentive compensation practices; (iii) advice and guidance regarding the design of new long-term equity awards; (iv) advice regarding related compensation matters; (v) advice to the Compensation Committee with respect to annual and long-term incentive plan design; and (vi) guidance on the competitiveness of the executive officers' elements of compensation. ClearBridge regularly attends Compensation Committee meetings and attends executive sessions as requested by the Chairman of the Compensation Committee. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work of ClearBridge for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge is and was subject to review and approval of the Compensation Committee.

Role of the Executive Officers. Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions for the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

29

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Elements of 2018 Executive Compensation Program Design

The following table lists the elements of compensation for our 2018 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of our proxy comparator group.

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2018 Decisions

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the named executive officers for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Company performance, individual performance, experience, job scope, tenure, review of competitive pay practices and base salary as a percentage of total compensation.	Three named executive officers received a salary increase in 2018. See pages 31–32.

Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.	Motivate and reward the successful achievement of pre-determined financial objectives at the Company.	Award opportunities are based on individual performance, experience, job scope and review of competitive pay practices.

Actual award payouts were based on achievement of 2018 Adjusted EBITDA and an MBO modifier (as defined below on page 34) relating to certain pre-established departmental, strategic or operational initiatives and objectives for each executive.

KAR's performance resulted in 92.83% of the target award for certain named executive officers of KAR and ADESA's performance resulted in 0% of the target award for the remaining named executive officer based on Adjusted EBITDA performance in 2018. The application of the MBO modifier (as defined below) resulted in varying increases in the total payout for each named executive officer based on her/her respective performance. See page 35.

Variable	Performance-based restricted stock units (PRSUs)	PRSUs vest at the end of a three-year performance period.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Award opportunities are based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

2018 PRSU awards earned based on 3-year Cumulative Operating Adjusted Net Income Per Share performance through December 31, 2020.

The Compensation Committee granted PRSUs to all of the named executive officers in 2018. See page 35.
PRSU awards made up 75% of the value of the aggregate long-term incentives granted to the named executive officers in 2018.

Restricted stock units (RSUs)	RSUs vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer's continued employment with the Company.	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Awards based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

RSU awards made up 25% of the value of the aggregate long-term incentives granted to the named executive officers in 2018.

The Compensation Committee granted RSUs to all of the named executive officers in 2018. See page 35.

30

Compensation Structure and Goal Setting

Our executive compensation program is designed to deliver compensation in accordance with corporate and business unit performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation awarded in 2018 for our CEO and the average of our other named executive officers is shown in the charts below. Approximately 84% of our CEO's total compensation, and approximately 72% of the average total compensation of our other named executive officers, is at-risk, consisting of PRSUs, restricted stock units ("RSUs") and other performance-based incentives.

CEO Compensation	Other Named Executive Officer Average Compensation*

*
The amounts reported in the "Other Named Executive Officer Average Compensation" chart for Mr. Hammer have been annualized, due to Mr. Hammer's February 19, 2018 hire date. In addition, Mr. Hammer's special sign-on awards (cash and equity) have been excluded from this chart.

Base Salary

General. Annual salary levels for our named executive officers are based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, Company performance, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. A description of how these factors were applied in 2018 is described below.

Base Salaries for 2018. In late 2017 and the first quarter of 2018 (and for Mr. Loughmiller, again in the third quarter of 2018), the Compensation Committee reviewed the base salaries of each of our named executive officers for 2018. After considering multiple factors as noted above, the Compensation Committee approved a base salary adjustment for Messrs. Hallett and Loughmiller and Ms. Polak. The Compensation Committee did not approve a base salary adjustment for Mr. Gottwald because the Compensation Committee determined that his base salary was already set at a competitive level. Mr. Hammer became an employee of the Company effective February 19, 2018, and his base salary was set as part of his initial compensation package.

31

The following base salaries were in effect for 2018:

Name	Base Salary	Increase %	Effective Date
Jim Hallett	$975,000	8%	January 1, 2018
Eric Loughmiller	$525,000	5%	January 1, 2018
	$550,000	5%	July 29, 2018
John Hammer	$500,000	N/A	February 19, 2018
Don Gottwald	$583,495	0%	N/A
Becca Polak	$515,000	8%	January 1, 2018

The base salary increases effective January 1, 2018 for Mr. Hallett and Ms. Polak were based on both a merit review and a market adjustment and for Mr. Loughmiller was based on a merit review. Mr. Loughmiller's salary was further increased effective July 29, 2018 based on a variety of factors, including market positioning, individual performance and the criticality of his role.

Base Salaries for 2019. In late 2018, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2018. After considering multiple factors as noted above, the Compensation Committee approved the following base salaries for 2019:

Name	Base Salary	Effective Date
Jim Hallett	$975,000	N/A
Eric Loughmiller	$550,000	N/A
John Hammer	$525,000	March 1, 2019
Don Gottwald	$500,000	January 28, 2019
Becca Polak	$515,000	N/A

The Compensation Committee did not approve a 2019 base salary adjustment for Messrs. Hallett or Loughmiller or Ms. Polak because the Compensation Committee determined that their base salaries were already set at competitive levels. The Compensation Committee approved the base salary increase for Mr. Hammer as a market adjustment and to support engagement during a transformative period at ADESA and the base salary adjustment for Mr. Gottwald to reflect his new role. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of our proxy comparator group.

Annual Cash Incentive Program

General. Named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.

The KAR Auction Services, Inc. Annual Incentive Program. Under the KAR Auction Services, Inc. Annual Incentive Program (the "Annual Incentive Program"), which is part of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan, as amended (the "Omnibus Plan"), the grant of cash-based awards to eligible participants is contingent upon the achievement of certain pre-established corporate performance goals as determined by the Compensation Committee.

    Use of 2018 Adjusted EBITDA

In 2018, the Compensation Committee used "2018 Adjusted EBITDA" for KAR Auction Services and/or ADESA, depending upon the named executive officer, as the relevant metric for determining awards under the Annual Incentive Program.

"Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude, among other things:

  •
  gains and losses from asset sales;

  •
  unrealized foreign currency translation gains and losses in respect of indebtedness;

  •
  certain non-recurring gains and losses;

  •
  stock based compensation expense;

  •
  certain other non-cash amounts included in the determination of net income;

32

  •
  charges and revenue reductions resulting from purchase accounting;

  •
  minority interest;

  •
  expenses associated with the consolidation of salvage operations;

  •
  consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts;

  •
  expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts;

  •
  expenses incurred in connection with permitted acquisitions;

  •
  any impairment charges or write-offs of intangibles; and

  •
  any extraordinary, unusual or non-recurring charges, expenses or losses.

Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the Annual Incentive Program. In 2018, the annual incentive opportunity based on achievement of 2018 Adjusted EBITDA for each named executive officer was as follows:

		Bonus Opportunity			Bonus Goal Weighting % 2018 Adjusted EBITDA
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA
Jim Hallett	$975,000	62.5	125	187.5	100
Eric Loughmiller(1)	$535,417	42.5	85	127.5	100
John Hammer(2)	$500,000	50	100	150	50	50
Don Gottwald	$583,495	50	100	150	100
Becca Polak	$515,000	37.5	75	112.5	100
(1)
Mr. Loughmiller's base salary and target annual incentive opportunity were increased from $525,000 to $550,000 and 75% to 100%, respectively, as of the end of July 2018 and the figures shown in the table reflect the prorated, blended amounts applied to his award. These increases were based on a variety of factors, including market positioning, individual performance and the criticality of his role.

(2)
Mr. Hammer's award was prorated based on his February 19, 2018 start date.

The chart below reflects Adjusted EBITDA performance metrics and achieved results for 2018. The payout percentages are based on the achievement of the performance metrics set forth below, with payment amounts prorated for performance between the established levels.

Achieved Results

Target Incentive Opportunity: Base Pay multiplied by Individual Target Opportunity
Business Performance Factor: 2018 Adjusted EBITDA of KAR (50% or 100%) and 2018 Adjusted EBITDA of Business Unit (0% to 50%)

33

    Use of Management by Objectives

In 2018, the Compensation Committee could also, in its discretion, apply the Management by Objectives ("MBO") modifier to increase or reduce the annual incentive awards by up to plus or minus 10% based on the Compensation Committee's review of each named executive officer's achievement of two or more pre-established objectives, which are tailored to each executive depending on departmental, strategic or operational initiatives and objectives with respect to such executive's role.

Based on each named executive officer's level of achievement of his or her objectives, the Compensation Committee applied the MBO modifier to increase the annual incentive award of each of the named executive officers, as shown below. For 2019, the Compensation Committee has decided to rely on Company performance exclusively and has not included an MBO modifier in the 2019 Annual Incentive Program.

    Performance Targets for the Annual Incentive Program

The Compensation Committee reviews the Company's business plan approved by the Board and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would increase stockholder value and be achievable given a sustained performance on the part of the named executive officers and which would require increasingly greater results to achieve the target and superior objectives. The Compensation Committee may decrease the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment. In 2018, the Compensation Committee did not increase or decrease the performance targets of any 2018 annual incentive program award. As described elsewhere in this proxy statement, the Compensation Committee applied the MBO modifier to the 2018 annual incentive program payout, based on the Compensation Committee's review of the named executive officers' achievement of certain pre-established departmental, strategic or operational initiatives and objectives, which resulted in varying increases in payouts for each named executive officer based on their respective performance.

2018 Performance Targets. The chart which follows provides the 2018 Adjusted EBITDA performance targets established by the Compensation Committee for 2018 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Achieved Results(1)	Percentage of Target Award Earned (Adjusted EBITDA)
KAR Auction Services	$841.75	$910.00	$955.50	$900.22	92.83%
ADESA	$454.00	$478.53	$526.39	$448.76	0.00%
(1)
KAR's reported Adjusted EBITDA for the year ended December 31, 2018 was approximately $893.9 million, but for Annual Incentive Program purposes, certain acquisitions consummated in 2018 were excluded, which resulted in Adjusted EBITDA of $900.22 million.

2018 Annual Incentive Program Payouts. Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards (165% with the MBO modifier) for superior performance or no payout if performance is below threshold. The table below shows the annual incentive opportunities for our named executive officers for 2018. Because KAR Auction Services achieved at least the threshold level of performance in 2018, each of our named executive officers was eligible to receive an award under the Annual Incentive Program in 2018, which amounts are set forth in the "Summary Compensation Table for 2018" on page 42. Based on the Company's performance during 2018, the accompanying payout percentages for the different performance goals set forth above and each named executive officer's resulting achievement level with respect to his or her MBO initiatives and objectives

34

(described above), our named executive officers earned the percentages and corresponding payout amounts of their target annual incentive awards as set forth below based on the following formula:

Target Annual Incentive Award × Percentage of Target Award Earned × MBO Modifier = 2018 Payout

Name	Target Annual Incentive Award	Percentage of Target Award Earned (Adjusted EBITDA)	MBO Modifier	2018 Payout
Jim Hallett	$1,218,750	92.83%	107.75%	$1,219,046
Eric Loughmiller	$458,854(1)	92.83%	108.20%	$460,882
John Hammer	$416,667(2)	46.42%(3)	108.75%	$210,318
Don Gottwald	$583,495	92.83%	108.80%	$589,324
Becca Polak	$386,250	92.83%	105.00%	$376,484
(1)
Mr. Loughmiller's target annual incentive award reflects the prorated, blended adjustments to his base salary and target annual incentive opportunity as discussed above.

(2)
Mr. Hammer's target annual incentive award was prorated based on his February 19, 2018 start date.

(3)
This amount is based on the percentages of the target annual incentive awards earned for KAR and ADESA.

Long-Term Incentive Opportunities

The Company provides long-term incentive compensation opportunities in the form of PRSUs and RSUs, each as described below. Although we have granted stock options in the past, stock options are not currently part of the Company's long-term incentive program.

2018 Long-Term Incentive Awards. On March 2, 2018, the Compensation Committee granted PRSUs and RSUs under its long-term incentive program to the Company's named executive officers, as described in the table below. Awards were based on the individual's ability to impact future results, job scope, individual performance and a review of competitive pay practices.

The aggregate target award value for each named executive officer was allocated such that 75% of the value was in the form of PRSUs and 25% of the value was in the form of RSUs.

Name	Target PRSUs (Cumulative Operating Adjusted Net Income Per Share Goal)	Value of Target Shares at Grant	RSUs	Value of RSUs at Grant
Jim Hallett	54,057	$2,925,024	18,019	$975,008
Eric Loughmiller	12,735	$689,091	4,245	$229,697
John Hammer(1)	15,594	$843,791	5,199	$281,318
Don Gottwald	14,154	$765,873	4,718	$255,291
Becca Polak	12,492	$675,942	4,164	$225,314
(1)
$500,000 of the aggregate value of Mr. Hammer's equity awards was attributable to a special sign-on award to make up for compensation from his previous employer that was forfeited when he joined the Company and is predominantly performance-based (i.e., 75%/25% allocation between PRSUs/RSUs).

    2018 Performance-Based RSU Awards

The PRSUs will vest if and to the extent that the sum of the Company's "Cumulative Operating Adjusted Net Income Per Share" exceeds certain levels over the three-year measurement period beginning on January 1, 2018 and ending on December 31, 2020.

"Cumulative Operating Adjusted Net Income Per Share" for a fiscal year is calculated by dividing Operating Adjusted Net Income by the weighted average diluted common shares outstanding per year. "Operating

35

Adjusted Net Income" for a fiscal year is equal to the Company's net income as reported in the Form 10-K filed by the Company with respect to such fiscal year, adjusted to (i) exclude gains/losses from certain non-recurring and unbudgeted capital transactions, including debt prepayment, debt refinancing, share repurchases and related financing costs not contemplated in the long term incentive targets; (ii) exclude amortization expense associated with acquired intangible assets recorded during purchase accounting of acquisitions; (iii) exclude acquisition contingent consideration; (iv) exclude the impact of significant acts of God or other events outside of the Company's control that may affect the overall economic environment; (v) exclude significant asset impairments; (vi) exclude the impact of adoption of new accounting standards; and (vii) exclude the impact of tax rate changes caused by changes in tax legislation.

The amount of the target PRSUs actually earned and paid in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level or higher. Linear interpolation will be used to calculate the percentage of PRSUs earned and paid if performance falls between the levels described above.

    2018 Time-Based RSU Awards

The RSUs will vest and convert into shares of common stock of the Company on each of the first three anniversaries of the grant date, subject to the named executive officer's continued employment with the Company through each such anniversary.

Prior Years' Awards.

    2017 Performance-Based and Time-Based RSU Awards

As previously disclosed, on February 24, 2017, the Compensation Committee granted PRSUs and RSUs to certain of the Company's named executive officers, some of which remained outstanding at fiscal year-end 2018. The amounts of PRSUs and RSUs are disclosed in the "Outstanding Equity Awards" table below. Other than the condition that the Company achieve $100 million in adjusted net income in its 2017 fiscal year (as reported by the Company and which condition was satisfied), these awards have terms substantially similar to those granted in 2018. For the year ended December 31, 2018, one-third of the RSUs had vested, as disclosed in the "Option Exercises and Stock Vested" table below.

    2016 Performance-Based and Time-Based RSU Awards

As previously disclosed, on February 22, 2016, the Compensation Committee granted PRSUs and RSUs to certain of the Company's named executive officers, some of which remained outstanding at fiscal year-end 2018. Other than with respect to the double-trigger vesting upon a change in control of the Company described above, these awards have terms substantially similar to those granted in 2017.

For the year ended December 31, 2018, an additional one-third of the RSUs had vested, as disclosed in the "Option Exercises and Stock Vested" table below.

The number of PRSUs that vested on February 19, 2019 was determined based on the sum of the Company's Cumulative Operating Adjusted Net Income Per Share exceeding certain levels over the three-year period beginning on January 1, 2016 and ending on December 31, 2018. The amounts of PRSUs and RSUs are disclosed in the "Outstanding Equity Awards" table below.

36

The number of PRSUs that vested based on Cumulative Operating Adjusted Net Income Per Share achieved was determined in accordance with the chart below:

Cumulative Operating Adjusted Net Income Per Share During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below $6.22	0% of Target
Threshold:
$6.22	50% of Target
Target:
$6.72	100% of Target
Maximum:
Greater than or equal to $8.06	200% of Target

The Company achieved Cumulative Operating Adjusted Net Income Per Share of $6.95 versus a target of $6.72 for the three-year performance period ended December 31, 2018. As such, on February 19, 2019, based on the Cumulative Operating Adjusted Net Income Per Share achieved, 117.1% of the 2016 PRSUs vested above the target level but below the maximum level and resulted in the following number of PRSUs vesting:

Name	Number of PRSUs Vesting (including dividend equivalents)	2016 PRSU Payout(1)
Jim Hallett	83,528	$4,497,983
Eric Loughmiller	36,004	$1,938,815
John Hammer	N/A	N/A
Don Gottwald	20,396	$1,098,325
Becca Polak	12,673	$682,441
(1)
Based on a share price of $53.85, the February 19, 2019 market close price.

    2015 Performance-Based RSU Awards

As previously disclosed, on February 6, 2018, the 2015 PRSUs vested above the target performance level but below the maximum performance level based on the sum of the Company's Cumulative Adjusted Net Income Per Share exceeding certain levels over the three-year period beginning on January 1, 2015 and ending on December 31, 2017.

Plan under which Long-Term Incentive Awards are Granted. The Company currently grants long-term incentive awards under the Omnibus Plan.

Our Board adopted the Omnibus Plan on December 10, 2009, and it has since been amended and restated, as approved by the stockholders. Under the Omnibus Plan, participants are eligible to receive stock options, restricted stock, RSUs (with or without performance conditions), stock appreciation rights, other stock-based awards and/or cash-based awards, each as determined by the Compensation Committee.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life, disability and accidental death and disability insurance. We also provide travel insurance to all employees who travel for business purposes.

37

We also provide certain enhanced retirement vesting of equity-incentive awards as described in "Potential Payments Upon Termination of Change in Control—Potential Payments Upon Termination of Change of Control Table".

Perquisites

The Company provides the named executive officers a limited number of perquisites that the Compensation Committee believes are reasonable and consistent with the objective of attracting and retaining highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals, Company-paid group term life insurance premiums and relocation benefits under the Company's mobility program. Please see footnote 4 to the "Summary Compensation Table for 2018" on page 42 for more information regarding perquisites.

COMPENSATION POLICIES AND OTHER INFORMATION

Employment and Severance Agreements

The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. All of our named executive officers have an employment agreement with the Company or one of its subsidiaries. A description of these agreements can be found in the section titled "Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers."

Tax and Accounting Considerations

Employment Agreements. Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company.

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for a potential "gross-up payment" in the event that such excise taxes result from any excess parachute payments. Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Section 4999 of the Code, then the Company will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon, as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments.

None of the employment agreements entered into with Messrs. Loughmiller, Hammer or Gottwald, or Ms. Polak contain excise tax gross-up provisions.

Tax Deductibility of Awards Under the Omnibus Plan. Section 162(m) of the Code ("Section 162(m)") generally disallows a federal tax deduction by the Company for compensation paid to Covered Employees (as defined in Section 162(m)) in excess of $1,000,000. Historically, compensation that qualified as "performance-based compensation" under Section 162(m) could be excluded from this limit. This exception has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to the Covered Employees in excess of $1,000,000 will not be deductible by the Company unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee historically structured certain awards under the Omnibus Plan so that they could comply with the "performance-based compensation" exception for purposes of Section 162(m) and be

38

deductible by the Company for federal income tax purposes. However, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

Though tax deductibility is one of many factors considered by the Compensation Committee when determining executive compensation, the Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. For example, in seeking to tie executive pay to company performance in a meaningful way, the Compensation Committee may make decisions in designing and approving pay programs that are not driven by tax consequences to the Company.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of ASC 718.

Clawback Policy for Financial Restatements. The Company's clawback policy provides for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer's intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Insider Trading Policy

Our insider trading policy expressly prohibits:

  •
  ownership of margin securities;

  •
  trading in options, warrants, puts and calls or similar instruments on the Company's securities; and

  •
  selling the Company's securities "short."

We also prohibit officers, directors and employees from:

  •
  pledging the Company's securities as collateral for loans; and

  •
  purchasing or selling the Company's securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Anti-Hedging Policy

In addition to the Company's existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy, which prohibits our officers and directors from engaging in certain forms of hedging or monetization transactions with respect to the Company's stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership Guidelines and Stock Holding Requirement

The Compensation Committee adopted the following stock ownership guidelines which are applicable to our named executive officers:

Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary

39

The named executive officers must hold 60% of the vested shares, net of taxes, of Company stock received under awards granted on or after January 1, 2015 until the applicable ownership guideline is met. All named executive officers own shares in excess of the stock ownership guidelines, except for Mr. Hammer who became an employee of the Company on February 19, 2018 and is subject to the aforementioned holding requirement.

RESULTS OF SAY ON PAY VOTES AT 2018 ANNUAL MEETING

At the Company's 2018 annual meeting of stockholders, the Company held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, excluding broker non-votes, over 94% of the votes on the matter were cast to approve the Company's executive compensation programs, less than 5% of the votes were cast against, and less than 1% abstained from voting.

The Compensation Committee considered the results of the vote, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation in 2019, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2018 annual meeting of stockholders.

In addition, at the Company's 2017 annual meeting of stockholders, the Company held a non-binding stockholder vote on whether to hold a Say on Pay vote every one, two or three years. At that meeting, a majority of our stockholders voted in favor of holding a Say on Pay vote every year, and accordingly, the Company adopted an annual Say on Pay vote frequency. As described in more detail in Proposal No. 2 above, the Company is again holding an a Say on Pay vote to approve executive compensation at the 2019 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2018 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's 2018 Annual Report on Form 10-K. This report is submitted by Donna R. Ecton, Todd F. Bourell, Lynn Jolliffe and John P. Larson.

Compensation Committee

Donna R. Ecton (Chairman)
Todd F. Bourell
Lynn Jolliffe
John P. Larson

40

ANALYSIS OF RISK IN THE COMPANY'S COMPENSATION STRUCTURE

The Compensation Committee considers the potential risks in our business when designing and administering the Company's pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2018.

In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation. There is a balanced mix between cash and equity and between annual and longer-term incentives. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals, including Adjusted EBITDA and Cumulative Operating Adjusted Net Income Per Share. These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 165% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives' interests with those of our stockholders. Also, the Company's clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer's intentional misconduct. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company's financial and reputational health.

The Compensation Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs (i) do not include such elements; or (ii) have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Compensation Committee concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

41

SUMMARY COMPENSATION TABLE FOR 2018

The table below contains information concerning the compensation of (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as our executive officers as of December 31, 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jim Hallett	2018	$975,000		$3,900,032	$1,219,046	$44,148	$6,138,226

Chief Executive Officer	2017	$900,000		$3,514,776	$1,355,361	$41,739	$5,811,876

and Chairman of the Board	2016	$900,000		$3,040,091	$1,094,772	$43,220	$5,078,083
Eric Loughmiller	2018	$535,577		$918,788	$460,882	$27,045	$1,942,292

Executive Vice President	2017	$500,000		$854,324	$456,798	$25,862	$1,836,984

and Chief Financial Officer	2016	$450,000		$1,310,398	$410,540	$46,780	$2,217,718
John Hammer	2018	$432,692	$400,000	$1,125,109	$210,318	$294,981	$2,463,100

President of ADESA
Don Gottwald	2018	$583,495		$1,021,164	$589,324	$32,680	$2,226,663

Chief Strategy Officer and	2017	$583,495		$996,133	$702,974	$30,870	$2,313,472

President of Digital, Data	2016	$566,500		$742,354	$689,098	$32,454	$2,030,406
and Mobility Solutions(5)
Becca Polak	2018	$515,000		$901,256	$376,484	$30,350	$1,823,090

Chief Legal Officer and	2017	$475,000		$811,595	$436,338	$30,150	$1,753,083

Secretary for KAR and	2016	$440,000		$461,284	$401,416	$33,990	$1,336,690

President of TradeRev

(1)
For Mr. Hammer, the bonus amount was attributable to a special sign-on award, granted to make up for compensation that was forfeited from his previous employer upon joining the Company.

(2)
The amounts reported in this column for 2018 represent the grant date fair value of PRSUs and RSUs granted on March 2, 2018, computed in accordance with ASC 718. See Note 4 to our financial statements for 2018 regarding the assumptions made in determining the grant date fair value. The maximum award that can be earned at the end of the performance period (excluding dividends) if maximum performance is achieved with respect to the 2018 PRSU awards, based on the grant date value of our common stock, is as follows: Mr. Hallett – $5,850,049; Mr. Loughmiller – $1,378,182; Mr. Hammer – $1,687,583; Mr. Gottwald – $1,531,746; and Ms. Polak – $1,351,884.

For Mr. Hammer, $500,000 of the aggregate value of his equity awards (with the same 75%/25% allocation between PRSUs/RSUs) was attributable to a special sign-on award.

(3)
The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program, which is governed by the Omnibus Plan.

(4)
The amounts reported for 2018 consist of the following:

•
Automobile allowance: Mr. Hallett – $25,000; Mr. Hammer – $15,577; Mr. Gottwald – $18,000; and Ms. Polak – $18,000.

•
Incremental cost of Company car utilized during 2018: Mr. Loughmiller – $8,886.

•
401(k) matching contributions: Mr. Hallett – $11,000; Mr. Loughmiller – $11,000; Mr. Hammer – $11,000; Mr. Gottwald – $11,000; and Ms. Polak – $11,000.

•
Company-paid group term life insurance premiums: Mr. Hallett – $8,148; Mr. Loughmiller – $3,870; Mr. Hammer – $1,038; Mr. Gottwald – $2,070; and Ms. Polak – $1,350.

•
Executive physical: Mr. Loughmiller – $3,289; and Mr. Gottwald – $1,610.

•
Relocation expense reimbursement under the Company's mobility program: Mr. Hammer – $267,366 (which includes a tax gross up amount of $74,339).

(5)
Mr. Gottwald served as our Chief Operating Officer and Chief Strategy Officer during 2018 and, effective February 18, 2019, began serving in his current role.

42

GRANTS OF PLAN-BASED AWARDS FOR 2018

The following table summarizes the payouts which our named executive officers could or may have received upon the achievement of certain performance objectives under the Annual Incentive Program and the grants of PRSUs and RSUs made under the Omnibus Plan in 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)(c)(1)	Target ($)(d)(1)	Maximum ($)(e)(1)	Threshold (#)(f)(2)	Target (#)(g)(2)	Maximum (#)(h)(2)	Number of Securities Underlying Restricted Stock Units (#)(3)(i)	Grant Date Fair Value of Stock Awards ($)(4)(j)
Jim Hallett	—	609,375	1,218,750	1,828,125

	3/2/2018				27,029	54,057	108,114		2,925,024

	3/2/2018							18,019	975,008
Eric Loughmiller	—	229,427	458,854(5)	688,281

	3/2/2018				6,368	12,735	25,470		689,091

	3/2/2018							4,245	229,697
John Hammer	—	208,333	416,667(6)	625,000

	3/2/2018				7,797	15,594	31,188		843,791(7)

	3/2/2018							5,199	281,318(7)
Don Gottwald	—	291,748	583,495	875,243

	3/2/2018				7,077	14,154	28,308		765,873

	3/2/2018							4,718	255,291
Becca Polak	—	193,125	386,250	579,375

	3/2/2018				6,246	12,492	24,984		675,942

	3/2/2018							4,164	225,314

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Program, excluding application of the MBO modifier which may cause an increase or decrease in the annual incentive awards by up to plus or minus 10%. See "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program" for further information on the terms of the Annual Incentive Program.

(2)
Columns (f), (g) and (h) include the potential number of PRSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vest if and to the extent that the sum of the Company's Cumulative Operating Adjusted Net Income Per Share exceeds certain levels over the three-year period beginning on January 1, 2018 and ending on December 31, 2020.

(3)
Column (i) includes the number of RSUs granted in 2018. These awards vest ratably on each of the first three anniversaries of the grant date subject to the executive's continued employment with the Company through each such anniversary.

(4)
The amounts reported in this column represent the grant date fair value of awards granted on March 2, 2018, computed in accordance with ASC 718 (for PRSUs, grant date fair market value is based on target awards). See Note 4 to our financial statements for 2018 regarding the assumptions made in determining the grant date fair value.

(5)
Mr. Loughmiller's target annual incentive award reflects the prorated, blended adjustments to his base salary and target annual incentive opportunity as discussed above.

(6)
Mr. Hammer's target annual incentive award was prorated based on his February 19, 2018 start date.

(7)
$500,000 of the aggregate value of Mr. Hammer's equity awards was attributable to a special sign-on award to make up for compensation from his previous employer that was forfeited when he joined the Company and is predominantly performance-based (i.e., 75%/25% allocation between PRSUs/RSUs).

Additional information concerning our cash and equity incentive awards and plans may be found in the sections titled "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program" and "Long-Term Incentive Opportunities," respectively.

43

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Jim Hallett	194,404	30.89	02/27/2024

				7,065(1)	363,923(1)	83,528(2)	3,985,956(2)

				12,634(3)	634,142(3)	125,104(4)	5,969,963(4)

				17,298(5)	844,089(5)	55,478(6)	2,647,410(6)
Eric Loughmiller	97,204	30.89	02/27/2024

				3,144(1)	161,950(1)	36,004(2)	1,718,111(2)

				3,199(3)	160,568(3)	30,407(4)	1,451,022(4)

				4,245(5)	207,142(5)	13,069(6)	623,653(6)
John Hammer				5,199(5)	253,695(5)	16,004(6)	763,711(6)
Don Gottwald				1,781(1)	91,740(1)	20,396(2)	973,297(2)

				3,730(3)	187,221(3)	35,456(4)	1,691,960(4)

				4,718(5)	230,224(5)	14,526(6)	693,181(6)
Becca Polak	34,996	30.89	2/27/2024

				1,107(1)	57,022(1)	12,673(2)	604,756(2)

				3,039(3)	152,537(3)	28,886(4)	1,378,440(4)

				4,164(5)	203,190(5)	12,820(6)	611,770(6)

(1)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on February 22, 2016 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $47.72 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents in the following amounts:

Name	Amount

Jim Hallett	$26,781

Eric Loughmiller	$11,918

John Hammer	N/A

Don Gottwald	$6,751

Becca Polak	$4,196

(2)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 22, 2016 that may be earned and vest based on the Company's Cumulative Operating Adjusted Net Income Per Share performance over a three-year period, at the actual performance level, held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $47.72 per share, including reinvested dividends on such PRSUs. Because the performance period for these PRSUs was completed as of the end of 2018, we have reported these PRSUs at the level actually earned.

(3)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on February 24, 2017 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, multiplied by the market price of Company

44

  common stock at the close of the last trading day in 2018, which was $47.72 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents in the following amounts:

Name	Amount

Jim Hallett	$31,248

Eric Loughmiller	$7,912

John Hammer	N/A

Don Gottwald	$9,225

Becca Polak	$7,516

(4)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 24, 2017 that may be earned and vest based on the Company's Cumulative Operating Adjusted Net Income Per Share performance over a three-year period, at the maximum level, held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $47.72 per share, including reinvested dividends on such PRSUs. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2018 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2018, we exceeded target levels of Cumulative Operating Adjusted Net Income Per Share performance and have accordingly reported the PRSUs at the maximum award level.

(5)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on March 2, 2018 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $47.72 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents in the following amounts:

Name	Amount

Jim Hallett	$18,628

Eric Loughmiller	$4,571

John Hammer	$5,599

Don Gottwald	$5,081

Becca Polak	$4,484

(6)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on March 2, 2018 that may be earned and vest based on the Company's Cumulative Operating Adjusted Net Income Per Share performance over a three-year period, at the target level, held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $47.72 per share, including reinvested dividends on such PRSUs. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2018 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2018, we exceeded threshold levels of Cumulative Operating Adjusted Net Income Per Share performance and have accordingly reported the PRSUs at the target award level.

45

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2018

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jim Hallett	150,000	7,296,799	104,257 (1)	5,370,077 (2)
Eric Loughmiller	—	—	46,729 (1)	2,405,207 (2)
John Hammer	—	—	—	—
Don Gottwald	60,000	2,860,369	26,738 (1)	1,377,503 (2)
Becca Polak	176,720	8,231,664	16,063 (1)	828,199 (2)

(1)
This amount includes shares vested with respect to the full amount of the 2015 PRSUs at 133.5% of target, one-third of the 2015 RSUs, one-third of the 2016 RSUs and one-third of the 2017 RSUs.

(2)
This amount includes accumulated dividend equivalents paid in cash with respect to the vested 2015, 2016 and 2017 RSUs.

46

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a discussion of the treatment of equity-based awards held by our named executive officers and annual cash incentive awards due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company. For a discussion of our named executive officers' severance payments and the treatment of their annual cash incentive awards that may become due upon certain types of employment terminations pursuant to their employment agreements, see "Employment Agreements with Named Executive Officers" below.

EQUITY-BASED AWARDS—OMNIBUS PLAN

To the extent a named executive officer's employment agreement does not provide otherwise, the Omnibus Plan (and the related award agreements thereunder) provide for the following treatment of stock options and other equity awards issued pursuant to the Omnibus Plan upon the termination of employment scenarios or a change in control, as set forth below. Since December 10, 2009, all grants of stock options and other equity awards have been and will be made pursuant to the terms of the Omnibus Plan.

Termination or Change in Control Scenario

Award Type	Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Unless otherwise specified in an award agreement, all unvested equity-based awards under the Omnibus Plan will be forfeited upon a termination of employment for any reason (except in the case of disability or death, as described in the Omnibus Plan).

Options	Voluntary Termination: vested options remain exercisable for 90 days (or until earlier expiration date). For Cause: all vested and unvested options are cancelled.	All vested options remain exercisable for one year (or until earlier expiration date).
			In the event of death or disability, all unvested options vest in full, with performance awards remaining subject to achievement of goals.	Unless otherwise specified in an award agreement, vested options remain exercisable for 90 days (or until earlier expiration date).	Single trigger vesting with committee discretion to cash out or substitute with successor company awards.

47

Termination or Change in Control Scenario

Award Type	Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

2016 PRSUs 2017 PRSUs 2018 PRSUs	Automatic forfeiture.	Without Cause or for Good Reason: Prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he/she was employed during such performance period.

Death or Disability: Full vesting of the PRSU award based on the Company's actual performance during the performance period.

Retirement: Prorated potion of the PRSUs based on the Company's actual performance during the performance period and the number of full months worked through the retirement date (including the "early retirement date" which is the date of the executive's voluntary termination of employment after attaining a combination of years of age and service with the Company and its affiliates of at least 70, with a minimum age of 60) plus a credit of an additional 12 months.

2016 PRSUs: Single trigger vesting at target performance level.

2017/2018 PRSUs: Double trigger vesting at target performance level for any PRSUs that are assumed or replaced in a Change in Control. Single trigger vesting at the target performance level for any PRSUs that are not assumed or replaced in a Change in Control.

2016 RSUs 2017 RSUs 2018 RSUs	Voluntary Termination (with or without Good Reason), or Termination by the Company (for Cause or without Cause): Forfeiture of any unvested RSUs.

Death or Disability: Full vesting of any unvested RSUs.

Retirement: Immediate vesting of any unvested RSUs scheduled to vest in the 12 months following the retirement date (including the "early retirement date") and a prorated portion of such RSUs based on the number of full months he/she was employed since the most recent anniversary of the grant date (after giving 12 months vesting credit following the date of retirement).

2016 RSUs: Single trigger vesting.

2017/2018 RSUs: Double trigger vesting for any RSUs that are assumed or replaced in a Change in Control. Single trigger vesting for any RSUs that are not assumed or replaced in a Change in Control. Operating adjusted net income goal is deemed attained.

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "cause" under the Omnibus Plan upon any of the following events: (i) the refusal or neglect of the named executive officer to perform substantially his/her employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his/her willful violation of any applicable law (other than certain exceptions set forth in the Omnibus Plan); (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any subsidiary; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or a subsidiary or not to compete or interfere with the Company or a subsidiary.

The Omnibus Plan does not provide a default "good reason" definition in the event such term is not specified in a named executive officer's employment agreement.

48

ANNUAL CASH INCENTIVE AWARDS—OMNIBUS PLAN

Termination or Change in Control Scenario

Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Death, Disability, Voluntary Termination (with or without Good Reason) or Termination by the Company (for Cause or without Cause): Annual cash incentive awards are treated as described in the executive's employment agreement with the Company, to the extent applicable. See "Employment Agreements with Named Executive Officers" below for more information.

Retirement: Unless otherwise specified in an employment agreement, an executive receives a prorated amount of the incentive award based on actual performance for the performance period.

Unless otherwise determined by the administrator of the Omnibus Plan or as evidenced in an award agreement, pro rata payment based on actual performance, in the administrator's discretion.

49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The amounts in the table below assume that the termination and/or change in control, as applicable, was effective as of December 31, 2018, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and/or received cash in exchange for vested PRSUs and RSUs at such time. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Named Executive Officer and Triggering Event		Cash Severance	Non- Equity Incentive Pay(1)	Stock Options (2)	PRSUs (3)	RSUs (4)	Excise Tax Gross- Up(5)	Life Insurance (6)	Total
Jim Hallett

•	Death	—(9)	$1,219,046	—	$9,618,430	$1,842,154	—	$800,000	$13,479,630
•	Disability(7)	—(9)	$1,219,046	—	$9,618,430	$1,842,154	—	—	$12,679,630
•	Retirement(8)	—	$1,219,046	—	$8,735,946	$1,455,220	—	—	$11,410,212
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$4,387,500(10)	$1,219,046	—	$6,858,469	—	—	—	$12,465,015
•	CIC (single trigger)	—	$1,219,046	—	$3,403,926	$363,923	—	—	$4,986,895
•	Termination after CIC (double trigger)	$4,387,500(10)	$1,219,046	—	$9,036,359	$1,842,154	—	—	$16,485,059

Eric Loughmiller

•	Death	$16,727(9)	$460,882	—	$3,067,341	$529,660	—	$800,000	$4,874,610
•	Disability(7)	$16,727(9)	$460,882	—	$3,067,341	$529,660	—	—	$4,074,610
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$1,116,727(10)	$460,882	—	$2,409,699	—	—	—	$3,987,308
•	CIC (single trigger)	—	$460,882	—	$1,467,218	$161,950	—	—	$2,090,050
•	Termination after CIC (double trigger)	$1,116,727(10)	$460,882	—	$2,816,447	$529,660	—	—	$4,923,716

John Hammer

•	Death	$26,971(9)	$210,318	—	$763,719	$253,695	—	$800,000	$2,054,703
•	Disability(7)	$26,971(9)	$210,318	—	$763,719	$253,695	—	—	$1,254,703
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$1,026,971(10)	$210,318	—	$254,573	—	—	—	$1,491,862
•	CIC (single trigger)	—	$210,318	—	—	—	—	—	$210,318
•	Termination after CIC (double trigger)	$1,026,971(10)	$210,318	—	$763,719	$253,695	—	—	$2,254,703

Don Gottwald

•	Death	$23,844(9)	$589,324	—	$2,512,506	$509,185	—	$800,000	$4,434,859
•	Disability(7)	$23,844(9)	$589,324	—	$2,512,506	$509,185	—	—	$3,634,859
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$1,190,834(10)	$589,324	—	$1,768,379	—	—	—	$3,548,537
•	CIC (single trigger)	—	$589,324	—	$831,188	$91,740	—	—	$1,512,252
•	Termination after CIC (double trigger)	$1,190,834(10)	$589,324	—	$2,370,373	$509,185	—	—	$4,659,716

Becca Polak

•	Death	$26,805(9)	$376,484	—	$1,905,821	$412,749	—	$800,000	$3,521,859
•	Disability(7)	$26,805(9)	$376,484	—	$1,905,821	$412,749	—	—	$2,721,859
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$928,055(10)	$376,484	—	$1,268,209	—	—	—	$2,572,748
•	CIC (single trigger)	—	$376,484	—	$516,466	$57,022	—	—	$949,972
•	Termination after CIC (double trigger)	$928,055(10)	$376,484	—	$1,817,505	$412,749	—	—	$3,534,793

50

Footnotes to Potential Payments Upon Termination or Change in Control Table

(1)
The amounts reported are equal to the full amount of the named executive officer's 2018 annual bonus (a December 31, 2018 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of such officer's employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $47.72, which was the closing price on December 31, 2018. No named executive officer had any outstanding, unvested options as of such date.

(3)
The amounts reported assume a Company common stock price of $47.72, which was the closing price on December 31, 2018. In the event that a named executive officer is terminated without Cause or resigns for Good Reason (each as defined in the applicable employment agreement), or such officer terminates employment due to his/her death, Disability or Retirement (if eligible) (each as defined in the Omnibus Plan), prior to a Change in Control (as defined in the Omnibus Plan), he/she would be entitled to receive, at the same time as active Company employees, all or a prorated portion of the 2016, 2017 and 2018 PRSUs based on the Company's actual performance during each performance period and the number of full months he/she was employed during each such performance period (plus additional vesting in the case of Retirement, if eligible). Assuming a termination as a result of the named executive officer's death, Disability or Retirement (if eligible) prior to a Change in Control and as of December 31, 2018 and a full year of vesting, each of the named executive officers would be entitled to (i) all of the 2016 PRSUs, (ii) all of the 2017 PRSUs and (iii) all of the 2018 PRSUs in the case of death or Disability or 24/36ths of the 2018 PRSUs in the case of Retirement (if eligible); in each case, based on actual performance. Assuming a termination without Cause or a resignation for Good Reason prior to a Change in Control, each of the named executive officers would be entitled to (i) all of the 2016 PRSUs, (ii) 24/36ths of the 2017 PRSUs and (iii) 12/36ths of the 2018 PRSUs; in each case, based on actual performance. With respect to the events described above, the amounts disclosed in the table for the 2016 PRSUs reflect actual performance and the amounts disclosed in the table for the 2017 and 2018 PRSUs assume performance at the target level.

If a Change in Control occurs prior to the termination of such officer's employment, assuming a Change in Control date of December 31, 2018, he/she would be entitled to receive immediate vesting and payout of the target number of 2016 PRSUs, without proration. If such officer's employment is terminated following a Change in Control as a result of a termination without Cause or a resignation for Good Reason, assuming a Change in Control date of December 31, 2018, he/she would be entitled to receive immediate vesting of the target number of 2017 PRSUs and 2018 PRSUs as of his/her termination date, without proration, with respect to any 2017 PRSUs or 2018 PRSUs that are assumed or replaced in the Change in Control (or, in the case of a termination without Cause effective as of the Change in Control, immediate vesting of the target number of any 2017 PRSUs or 2018 PRSUs that are not assumed or replaced in the Change in Control). If a 2017 PRSU or 2018 PRSU is not assumed or replaced in the Change in Control, assuming a Change in Control date of December 31, 2018, such officer would be entitled to receive immediate vesting of the target number of 2017 PRSUs and 2018 PRSUs as of the Change in Control date, without proration. With respect to a Change in Control, the amounts disclosed in the "CIC (single trigger)" rows in the table assume that the 2017 PRSUs and 2018 PRSUs are assumed or replaced in the Change in Control.

(4)
The amounts reported assume a Company common stock price of $47.72, which was the closing price on December 31, 2018. In the event a named executive officer's employment is terminated prior to a Change in Control as a result of a termination with or without Cause or a voluntary termination (with or without Good Reason), he/she would forfeit the unvested portion of his/her 2016, 2017 and 2018 RSUs. In the event a named executive officer's employment is terminated prior to a Change in Control due to his/her death or Disability, he/she would be entitled to receive immediate vesting of the unvested portion of his/her 2016, 2017 and 2018 RSUs. In the event that a named executive officer terminates employment prior to a Change in Control due to his/her Retirement, he/she would be entitled to receive, if the applicable performance threshold was achieved, immediate vesting of the unvested portion of his/her 2016, 2017 and 2018 RSUs that are scheduled to vest in the 12 months following the retirement date and a prorated portion of such RSUs based on the number of full months he/she was employed since the most recent anniversary of the grant date (after giving 12 months vesting credit following the retirement date).

If a Change in Control occurs prior to the termination of such officer's employment, assuming a Change in Control date of December 31, 2018, he/she would be entitled to receive immediate vesting of the unvested portion of his/her 2016 RSU award and any 2017 and 2018 RSU awards that are not assumed or replaced in the Change in Control, each, as of the Change in Control date. If such officer's employment is terminated following a Change in Control as a result of a termination without Cause or a resignation for Good Reason, assuming a Change in Control date of December 31, 2018, he/she would be entitled to receive immediate vesting of any 2017 and 2018 RSU awards that is assumed or replaced in the Change in Control, as of his/her termination date. With respect to a Change in Control, the amounts disclosed in the "CIC (single trigger)" rows in the table assume that the 2017 and 2018 RSUs are assumed or replaced in the Change in Control.

51

(5)
As described above, pursuant to his employment agreement and in the event of a Change in Control, Mr. Hallett may be entitled to an excise tax gross-up with respect to certain payments made in connection with a termination of his employment; however, the estimated value of the excess parachute payments on December 31, 2018 is within the statutory safe harbor amount under Section 280G of the Code, making the excise tax and related gross-up inapplicable. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual Change in Control based on all factors and assumptions applicable at that time. No other named executive officer is entitled to an excise tax gross-up.

(6)
Under the Group Term Life Policy, each named executive officer's designated beneficiary is entitled to a payment in an amount equal to two times his/her annual salary, not exceeding $800,000.

(7)
Long-term disability is a Company-paid benefit for all employees and therefore is not included in this table. The long-term disability benefit is only paid after six months on short-term disability and is 66.67% of base pay capped at $15,000 per month.

(8)
Pursuant to the terms of his employment agreement, Mr. Hallett would be entitled to a prorated payout of his 2018 annual bonus (the full bonus for a termination date of December 31, 2018) upon his "retirement" (i.e., a voluntary termination of his employment, provided that he announces his retirement at least 12 months prior to such termination). Assuming a "retirement" date of December 31, 2018, Mr. Hallett would have been entitled to receive accelerated vesting of all or a portion of the 2016, 2017 and 2018 RSUs and PRSUs because he had met the requirements for a Retirement as of December 31, 2018 under the applicable award agreements (he had reached the age of 60 and had a combination of years of age and service with the Company and its affiliates of at least 70).

Messrs. Loughmiller, Hammer and Gottwald and Ms. Polak had not satisfied the Retirement requirements under the Omnibus Plan and the applicable award agreements as of December 31, 2018 (i.e., none had reached the age of 60 and met the applicable age and service requirements), and thus, they would not have been entitled to a prorated payout of their annual bonuses or accelerated vesting of their equity for a Retirement as of such date.

(9)
Under the terms of each named executive officer's employment agreement (other than with respect to Mr. Hallett), he/she (or his/her estate) would be entitled to COBRA premium payments for 12 months in the event of his/her death or Disability. Mr. Hallett (or his estate) would be entitled to COBRA premium payments for 18 months in the event of his death or Disability, but would not have received this benefit with respect to a termination occurring on December 31, 2018 because he did not participate in our group health plans as of such date.

(10)
These amounts are equal to (i) for Mr. Hallett, (a) two times the sum of Mr. Hallett's current annual base salary ($975,000 as of December 31, 2018) and 2018 target bonus amount; and (b) COBRA premium payments for 18 months (because Mr. Hallett did not participate in our group health plans as of December 31, 2018, no COBRA premium amount is included in the figures above); and (ii) for all other named executive officers, (a) one times the sum of the officer's current annual base salary ($550,000 for Mr. Loughmiller, $500,000 for Mr. Hammer, $583,495 for Mr. Gottwald, and $515,000 for Ms. Polak) and 2018 target bonus amount; and (b) COBRA premium payments for 12 months.

52

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has an employment agreement with the Company. A summary of each of the agreements is provided below.

CEO

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for the following severance and change of control payments:

Termination Due to Mr. Hallett's Death or Disability. If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett or his estate executing a general release of any claims that he may have against the Company (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

In addition, if Mr. Hallett is participating in the health plans of the Company at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus").

For purposes of Mr. Hallett's employment agreement, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Termination by the Company for Cause. Following a majority vote of the Board (excluding Mr. Hallett or any other employee of the Company), we may terminate Mr. Hallett's employment at any time for "Cause." In such event, our only obligation to Mr. Hallett would be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

"Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

Termination by the Company Without Cause. Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, the Company will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated Bonus in a lump sum; and (iii) the Continued Benefits. In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus.

Termination by Mr. Hallett for Good Reason. Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to the Company. Upon such termination, the Company will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations and any Earned but Unpaid Bonus.

53

"Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

    •
    A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;

    •
    A requirement by the Company that Mr. Hallett relocate his principal business location to a location more than 50 miles from the Company's executive offices as of the effective date of the employment agreement;

    •
    Any material failure by the Company to comply with any of the terms and conditions of the employment agreement;

    •
    Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below $816,000, other than in connection with across-the-board salary reductions;

    •
    Any material reduction in Mr. Hallett's base salary or annual bonus opportunity; or

    •
    A "Change of Control," defined by reference to the term "Change in Control" used the Omnibus Plan, occurs and, if applicable, the Company fails to cause its successor to assume or reaffirm the Company's obligations under the employment agreement without change.

Termination by Mr. Hallett without Good Reason. Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations.

Termination by Mr. Hallett upon Retirement. Mr. Hallett may voluntarily terminate his employment under the employment agreement due to retirement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus.

Excise Tax Gross-Up. As described above in "Compensation Policies and Other Information—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Section 4999 of the Code, the Company will make a cash payment to Mr. Hallett, which after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

Requirements With Respect to Non-Competition and Non-Solicitation. Upon a termination of employment for any reason, Mr. Hallett is subject to the following two year post-termination restrictive covenants (except in the case of retirement): (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

Other Named Executive Officers

The Company has entered into substantially similar employment agreements with Messrs. Loughmiller, Hammer and Gottwald and Ms. Polak, providing for their at-will employment and the following severance and change of control payments.

Termination Due to Death or Disability. If Messrs. Loughmiller, Hammer or Gottwald or Ms. Polak terminates his/her employment due to death or disability, the Company will be obligated to pay to the executive (or his/her legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his/her estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer's health

54

plan, if the executive is participating in the Company's health plans on the date of such termination of employment (the "Continued Benefits"); (ii) the prorated portion of his/her annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year; and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Voluntary Termination or Termination for Cause. If Messrs. Loughmiller, Hammer or Gottwald or Ms. Polak voluntarily terminates his/her employment or if the Company terminates his/her employment for Cause, the Company's sole obligation will be to pay him/her the Accrued Obligations. For purposes of their employment agreements, "Cause" means the (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

Termination Without Cause or Resignation for Good Reason. In the event Messrs. Loughmiller, Hammer or Gottwald or Ms. Polak is terminated by the Company without Cause or such executive resigns for Good Reason, the executive would be entitled to receive, subject to the execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his/her annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) the Continued Benefits; and (iii) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the Company to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his/her principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as the term "Change in Control" under the Omnibus Plan.

Requirements With Respect to Non-Competition and Non-Solicitation. Upon a termination of employment for any reason, Messrs. Loughmiller, Hammer and Gottwald and Ms. Polak are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

55

CEO PAY RATIO

Summary:    For the 2018 fiscal year, the ratio of the annual total compensation of Mr. Hallett, our Chief Executive Officer ("CEO Compensation"), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Hallett ("Median Annual Compensation") was 173 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The assumptions used in the calculation of our estimated pay ratio are specific to our company and our employee population; therefore, our pay ratio may not be comparable to the pay ratios of other companies, including the companies in our proxy comparator group.

In this summary, we refer to the employee who received the Median Annual Compensation as the "Median Employee." For purposes of this summary, Median Annual Compensation was $35,420, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2018 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K. For purposes of this summary, CEO Compensation was $6,138,226. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Hallett in the "Summary Compensation Table for 2018" for the 2018 fiscal year.

Methodology:    As permitted by SEC rules, the Median Employee identified in 2017 was utilized as the Median Employee for 2018 as the Company did not experience changes in employee population or compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. In 2017, to identify the Median Employee, we first determined our employee population as of December 31, 2017 (the "Determination Date"). We had 17,481 employees (other than Mr. Hallett), representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number did not include any independent contractors or "leased" workers, as permitted by the applicable SEC rules. Of our 17,481 total employees (other than Mr. Hallett), approximately 231 (or about 1%) were employed in the United Kingdom and approximately 9 (or less than 1%) were employed in Mexico. We chose to exclude these 240 employees based outside of the U.S. in identifying our Median Employee, as permitted under the de minimis exemption to Item 402(u) of Regulation S-K. We used our number of total employees (17,481, other than Mr. Hallett) in making our de minimis calculation.

We then measured compensation for the period beginning on January 1, 2017 and ending on December 31, 2017 for 17,241 employees (after the permitted exclusions noted above). This compensation measurement was calculated by totaling, for each employee, gross wages reported on Form W-2 (or its equivalent for non-U.S. employees), which included cash compensation, including regular pay (wages and salary), all variants of overtime (if eligible), and all variants of bonus payments actually paid (if any). In determining the Median Employee, we annualized the total compensation for the portion of our permanent employee workforce (full-time and part-time) which worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year.

56

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: PROPOSAL NO. 3

PROPOSAL

The Audit Committee has appointed KPMG LLP ("KPMG") to serve as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2019. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as the Company's independent registered public accounting firm since 2007. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee will consider the vote of the Company's stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the 2019 annual meeting.

Representatives of KPMG will be present at the 2019 annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

✓	The Board of Directors recommends that you vote "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019.

Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019 unless stockholders specify a contrary vote.

57

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent directors, each of whom satisfies the independence requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act. The Audit Committee oversees our financial reporting process on behalf of the Board and serves as the primary communication link between the Board as the representative of our stockholders, KPMG as our independent auditor, and our internal auditors. Our management has the primary responsibility for our financial statements and the reporting process, including the systems of internal controls and for assessing the effectiveness of internal controls over financial reporting. The Audit Committee, at least quarterly, meets with the Company's Chief Financial Officer, the Company's Vice President of Internal Audit and representatives of KPMG and conducts separate executive sessions to discuss the audited consolidated financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management the consolidated financial statements and related financial statement disclosures included in our Quarterly Reports on Form 10-Q and the audited consolidated financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Also, the Audit Committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of our accounting policies. The Audit Committee's review with the independent auditors included a discussion of other matters required under Auditing Standards promulgated by the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee received the written disclosures and the letter from the independent auditors required by the PCAOB Rule Nos. 3524 and 3526 regarding communications with the Audit Committee concerning independence and has discussed those disclosures with the independent auditors. The Audit Committee has also reviewed non-audit services performed by KPMG and considered whether KPMG's provision of non-audit services was compatible with maintaining its independence from the Company.

The Audit Committee discussed with our internal auditors and independent auditors the overall scope and plans for their respective audits and reviewed our plans for compliance with management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. Management represented to the Audit Committee that the Company's consolidated audited financial statements as of and for the fiscal year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee, or the Chairman of the Audit Committee, also pre-approved all audit and non-audit services provided by the independent auditors during and relating to fiscal year 2018. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee evaluates the performance of the independent auditors each year and determines whether to re-engage the current independent auditors or consider other audit firms. To assist in the evaluation of KPMG's performance for the 2018 audit, the Audit Committee conducted a comprehensive evaluation, which included obtaining input from certain members of management, assessing KPMG's independence, technical expertise, industry knowledge, adequacy of audit approach and scope, appropriateness of fees, and service and communication with management and the Audit Committee. The results of this evaluation were discussed with the KPMG engagement partner and the managing partner of KPMG's local office. The Audit Committee reviews with our Chief Financial Officer and our Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of our internal controls over financial reporting, the quality of our financial reporting and the ability of the independent auditors to remain independent. Based on these evaluations, the Audit Committee approved the engagement of KPMG as our independent auditors for fiscal year 2019.

58

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee has continued its long-standing practice of recommending that the Board ask our stockholders to ratify the appointment of the independent auditors at our annual meeting of stockholders. This report is submitted by Michael T. Kestner, Donna R. Ecton, J. Mark Howell and Stephen E. Smith.

The Audit Committee

Michael T. Kestner (Chairman)
Donna R. Ecton
J. Mark Howell
Stephen E. Smith

FEES PAID TO KPMG LLP

The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2018 and 2017 and for other services rendered during 2018 and 2017 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2018	2017
Audit Fees(1)	$2,496,449	$2,880,000
Audit-Related Fees(2)	3,098,162	416,116
Tax Fees(3)	98,526	148,239
All Other Fees(4)	1,905	1,780

Total Fees	$5,695,042	$3,446,135

(1)
Audit Fees: Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal controls over financial reporting and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-Related Fees: Consists principally of fees for professional services rendered with respect to the audits performed over the carve-out financial statements related to the proposed spin-off of IAA and issued on Form 10 for IAA Spinco Inc., SOC 1 reporting, and the audit of our 401(k) benefit plan.

(3)
Tax Fees: Consists of fees for various tax planning projects.

(4)
All Other Fees: Consists principally of a license to use KPMG's accounting research software.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KAR Auction Services' independent registered public accounting firm fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) pre-approved by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All audit fees, audit-related fees, tax fees and all other fees described above were approved by the Audit Committee or the Chairman of the Audit Committee before such services were rendered.

59

CERTAIN RELATED PARTY RELATIONSHIPS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our written related party transactions policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

In the course of the review and approval of a related party transaction, the Board or the Audit Committee may consider the following factors:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters that we deem appropriate.

Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are required to be disclosed in this proxy statement. There were not any such related party transactions identified for 2018.

60

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for inclusion in our proxy statement related to the 2020 annual meeting of stockholders pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal executive office in Carmel, Indiana no later than December 26, 2019.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Chief Legal Officer and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. As the SEC's shareholder proposal rules make clear, simply submitting a proposal does not guarantee its inclusion.

The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to SEC Rule 14a-8, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2020 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 5, 2020, and no later than March 6, 2020. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company by writing to KAR Auction Services, Inc., Secretary, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Other than the proposals described in this proxy statement, KAR Auction Services does not expect any matters to be presented for a vote at the 2019 annual meeting. However, if you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2019 annual meeting. If for any unforeseen reason, any one or more of the Board's nominees is not available to stand for election as director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated as a substitute by the Board.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

61

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	We are providing these proxy materials to you in connection with the solicitation, by the Board of KAR Auction Services, of proxies to be voted at the Company's 2019 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the 2019 annual meeting to be held via a live audio webcast on June 4, 2019 beginning at 9:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/KAR2019, where stockholders will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice (as defined below), on your proxy card, or on the instructions that accompanied your proxy materials. Our proxy materials are first being distributed to stockholders on or about April 24, 2019.

Q:	What proposals will be voted on, what is the Board's voting recommendation, and what are the standards for determining whether a proposal has been approved?

A:	Proposal		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstention	Effect of Broker Non-Vote

	1.	Election of	• Vote "FOR" all nominees	More votes	No effect	No effect
		Directors	• Vote "FOR" specific nominees	"FOR" than
			• Vote "AGAINST" all nominees	"AGAINST"
• Vote "AGAINST" specific nominees
• Abstain from voting for all nominees
• Abstain from voting for specific nominees
The Board recommends a vote "FOR" each of the director nominees.
	2.	Advisory Vote	• Vote "FOR" the advisory proposal	Majority of the	Vote against	No effect
		to Approve	• Vote "AGAINST" the advisory proposal	shares present
		Executive	• Abstain from voting on the advisory	and entitled to
		Compensation	proposal	vote
The Board recommends a vote "FOR" the advisory vote to approve executive compensation.
	3.	Ratification of	• Vote "FOR" the ratification	Majority of the	Vote against	Not
		Independent	• Vote "AGAINST" the ratification	shares present		applicable
		Registered Accounting Firm	• Abstain from voting on the ratification	and entitled to vote
The Board recommends a vote "FOR" the ratification of the appointment of KPMG as our independent registered accounting firm for 2019.

62

Q:	Who is entitled to vote?
A:	All shares owned by you as of the record date, which is the close of business on April 11, 2019, may be voted by you. You may cast one vote per share of our common stock that you held on the record date.
These shares include shares that are:
• held directly in your name as the stockholder of record; and

•

held for you as the beneficial owner through a broker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

On the record date, KAR Auction Services had 133,271,194 shares of common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a "stockholder of record" with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person online during the 2019 annual meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you hold your shares in "street name" and are considered a "beneficial owner" with respect to those shares. These proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the 2019 annual meeting.
Q:	How can I vote my shares and participate at the 2019 annual meeting?
A:	Stockholders may participate in the 2019 annual meeting by visiting the following website: www.virtualshareholdermeeting.com/KAR2019. To participate in the 2019 annual meeting, you will need the 16-digit control number provided on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted online during the 2019 annual meeting. If you choose to vote your shares online during the 2019 annual meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/KAR2019. You will need the control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Beneficial Owner. If you are a beneficial owner in street name and want to vote your shares online during the 2019 annual meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy and proof of beneficial ownership, such as your most recent account statement as of April 11, 2019, the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Even if you plan to attend the 2019 annual meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the 2019 annual meeting. See "How can I vote my shares without attending the 2019 annual meeting?" below.

The 2019 annual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Daylight Time.

63

We are holding the 2019 annual meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online during the annual meeting, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	How can I vote my shares without attending the 2019 annual meeting?
A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the 2019 annual meeting in one of the following manners:
By Internet. Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or
By Mail. Complete, date and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 3, 2019.
Q:	If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?
A:	Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.
Q:	What is the quorum requirement for the 2019 annual meeting?
A:	A quorum of stockholders is necessary to hold the 2019 annual meeting. A quorum at the 2019 annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the 2019 annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker, bank or other nominee is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2019 annual meeting.

Beneficial Owner. If you are a beneficial owner of shares and do not provide the organization (e.g., broker, bank or other nominee) that holds your shares in "street name" with specific voting instructions, the organization that holds your shares may generally vote in its discretion on "routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on "non-routine" matters, such organization cannot vote your shares and will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker, bank or other nominee. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

64

•

Routine Matters.  The ratification of the appointment of KPMG as our independent registered public accounting firm for 2019 (Proposal No. 3) is considered a routine matter under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes will exist in connection with Proposal No. 3.

•

Non-Routine Matters.  The election of directors (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 2) are considered non-routine matters under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 2.

Q:	What does it mean if I receive more than one proxy or voting instruction card?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:	Who will count the vote?
A:	The votes will be counted by the inspector of elections appointed for the 2019 annual meeting.
Q:	Can I revoke my proxy or change my vote?
A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the 2019 annual meeting by:
• providing written notice of revocation to the Secretary of the Company at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032;
• delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or
• attending the 2019 annual meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.

Please note that your attendance at the 2019 annual meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the 2019 annual meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the 2019 annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote such shares.
Q:	Who will bear the cost of soliciting proxies for the 2019 annual meeting?
A:	The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company's directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	This year, we are again taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials ("Notice"), rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you, and reduce our impact on the environment. Stockholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

65

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice and, if applicable, this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and also reduces our impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice or this proxy statement and the Company's Annual Report, as requested, will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you prefer to receive separate copies of the Notice, the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

If you are a stockholder of record and are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please notify us by contacting Broadridge Financial Solutions, Inc. using the mailing address and phone number above. Stockholders who hold shares in "street name" may contact their broker, bank or other nominee to request information about householding.
Q:	How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?
A:	Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, are available to stockholders free of charge on our website at www.karauctionservices.com under the "Investor Relations" tab, or by writing to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.
Q:	Where can I find the voting results of the 2019 annual meeting?
A:	KAR Auction Services will announce preliminary voting results at the 2019 annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the 2019 annual meeting.
Q:	How can I attend the 2019 annual meeting?
A:	The 2019 annual meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the annual meeting only if you were a Company stockholder as of the close of business on April 11, 2019 or if you hold a valid proxy for the annual meeting.

You will be able to attend the 2019 annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KAR2019. You also will be able to vote your shares online during the annual meeting.

To participate in the 2019 annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of stock ownership, are posted on the meeting website.

The meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device's audio capabilities prior to the start of the meeting.
The webcast will be available for replay until midnight on June 3, 2020.
Q:	Why is the 2019 annual meeting virtual?
A:	As in 2018, we are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.

Q:	What if I have technical difficulties or trouble accessing the meeting?
A:	If you encounter any technical difficulties or trouble accessing the meeting, please call 1-800-586-1548 (US) or 1-303-562-9288 (International). Technical support will be available during the check-in time and will remain available throughout the meeting.

66

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2019. KAR AUCTION SERVICES, INC. XXXX XXXX XXXX XXXX (located on the following page). KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E77278-P21192 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 11, 2019 Date: June 4, 2019 Time: 9:00 AM EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/KAR2019. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/KAR2019 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E77279-P21192 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/KAR2019. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTFORM 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2019 to facilitate timely delivery.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3. 1. Election of Directors Nominees: 2. To approve, on an advisory basis, executive compensation. 1a. Donna R. Ecton 1b. James P. Hallett 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2019. 1c. Mark E. Hill NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1d. J. Mark Howell 1e. Stefan Jacoby 1f. Lynn Jolliffe 1g. Michael T. Kestner 1h. John P. Larson 1i. Stephen E. Smith E77280-P21192 Voting Items

E77281-P21192

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 During The Meeting - Go to www.virtualshareholdermeeting.com/KAR2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77267-P21192 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KAR AUCTION SERVICES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3. 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Donna R. Ecton 1b. James P. Hallett For Against Abstain ! ! ! ! ! ! 1c. Mark E. Hill 2. To approve, on an advisory basis, executive compensation. 1d. J. Mark Howell 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2019. 1e. Stefan Jacoby 1f. Lynn Jolliffe 1g. Michael T. Kestner 1h. John P. Larson 1i. Stephen E. Smith For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF KAR AUCTION SERVICES, INC. JUNE 4, 2019 Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com Please sign, date and mail Your proxy card in the envelope provided as soon as possible E77268-P21192 PROXY KAR AUCTION SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 2019 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, and each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on April 11, 2019, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, via the Inter net at www.virtualshareholdermeeting.com/KAR2019. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: